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EXHIBIT 99.1

TABLE OF CONTENTS

PAGE
SUPPLEMENTAL FINANCIAL INFORMATION
New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Operations from April 1, 2014 to May 7, 2014 and from January 1, 2014 to May 7, 2014 (unaudited) and for the three months and six months ended June 30, 2013 (unaudited)	2
Consolidated Statements of Cash Flows from January 1, 2014 to May 7, 2014 (unaudited) and for the six months ended June 30, 2013 (unaudited)	3
AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	4
New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Assets, Liabilities and Members' Capital as of December 31, 2013 and December 31, 2012	6
Consolidated Statements of Operations for the years ended December 31, 2013, December 31, 2012 and December 31, 2011	7
Consolidated Statements of Changes in Members' Capital for the years ended December 31, 2013, December 31, 2012 and December 31, 2011	8
Consolidated Statements of Cash Flows for the years ended December 31, 2013, December 31, 2012 and December 31, 2011	9
Consolidated Schedule of Investments as of December 31, 2013	10
Consolidated Schedule of Investments as of December 31, 2012	17
New Mountain Finance Corporation
Statements of Assets and Liabilities as of December 31, 2013 and December 31, 2012	22
Statements of Operations for the years ended December 31, 2013, December 31, 2012 and from May 19, 2011 (commencement of operations) to December 31, 2011	23
Statements of Changes in Net Assets for the years ended December 31, 2013, December 31, 2012 and from May 19, 2011 (commencement of operations) to December 31, 2011	24
Statements of Cash Flows for the years ended December 31, 2013, December 31, 2012 and from May 19, 2011 (commencement of operations) to December 31, 2011	25
New Mountain Finance AIV Holdings Corporation
Statements of Assets and Liabilities as of December 31, 2013 and December 31, 2012	26
Statements of Operations for the years ended December 31, 2013, December 31, 2012 and from May 19, 2011 (commencement of operations) to December 31, 2011	27
Statements of Changes in Net Assets for the years ended December 31, 2013, December 31, 2012 and from May 19, 2011 (commencement of operations) to December 31, 2011	28
Statements of Cash Flows for the years ended December 31, 2013, December 31, 2012 and from May 19, 2011 (commencement of operations) to December 31, 2011	29
Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C., the Financial Statements of New Mountain Finance Corporation and the Financial Statements of New Mountain Finance AIV Holdings Corporation	30

New Mountain Finance Holdings, L.L.C

Consolidated Statements of Operations

(in thousands)

(unaudited)

	From April 1, 2014 to May 7, 2014	Three months ended June 30, 2013	From January 1, 2014 to May 7, 2014	Six months ended June 30, 2013
Investment income
Interest income	$12,847	$27,321	$40,986	$52,364
Dividend income	279	6,436	2,374	6,433
Other income	113	1,399	797	1,677

Total investment income	13,239	35,156	44,157	60,474

Expenses
Incentive fee	1,882	5,407	6,325	8,865
Capital gains incentive fee	523	(1,701)	2,050	981

Total incentive fees	2,405	3,706	8,375	9,846
Management fee	1,879	3,727	6,055	7,295
Interest and other financing expenses	1,408	3,118	4,821	6,189
Professional fees	393	563	1,255	1,135
Administrative expenses	176	939	772	1,698
Other general and administrative expenses	166	396	556	806

Total expenses	6,427	12,449	21,834	26,969
Less: expenses waived and reimbursed (see Note 5)	—	(836)	(774)	(1,665)

Net expenses	6,427	11,613	21,060	25,304

Net investment income	6,812	23,543	23,097	35,170
Net realized gains on investments	5,860	3,312	8,640	4,356
Net change in unrealized (depreciation) appreciation of investments	(3,742)	(12,031)	1,072	(141)

Net increase in members' capital resulting from operations	$8,930	$14,824	$32,809	$39,385

New Mountain Finance Holdings, L.L.C

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	From January 1, 2014 to May 7, 2014	Six months ended June 30, 2013
Cash flows from operating activities
Net increase in members' capital resulting from operations	$32,809	$39,385
Adjustments to reconcile net (increase) decrease in members' capital resulting from operations to net cash (used in) provided by operating activities:
Net realized gains on investments	(8,640)	(4,356)
Net change in unrealized (appreciation) depreciation of investments	(1,072)	141
Amortization of purchase discount	(997)	(1,923)
Amortization of deferred financing costs	591	735
Non-cash investment income	(1,264)	(2,177)
(Increase) decrease in operating assets:
Purchase of investments	(188,042)	(262,254)
Proceeds from sales and paydowns of investments	122,821	201,388
Cash received for purchase of undrawn portion of revolving credit or delayed draw facilities	126	—
Cash paid for purchase of drawn portion of revolving credit or delayed draw facilities	(516)	—
Cash paid on drawn revolvers	(380)	—
Cash repayments on drawn revolvers	570	—
Interest and dividend receivable	(1,006)	(4,862)
Receivable from unsettled securities sold	—	9,962
Receivable from affiliate	75	(114)
Other assets	(660)	(715)
Increase (decrease) in operating liabilities:
Capital gains incentive fee payable	937	981
Incentive fee payable	2,221	2,017
Management fee payable	2,199	505
Payable for unsettled securities purchased	5,716	9,900
Interest payable	(721)	45
Payable to affiliate	153	46
Other liabilities	113	166

Net cash flows used in operating activities	(34,967)	(11,130)

Cash flows from financing activities
Net proceeds from shares sold	58,644	57,020
Dividends paid	(15,247)	(36,992)
Offering costs paid	(150)	(542)
Proceeds from Holdings Credit Facility	114,482	171,818
Repayment of Holdings Credit Facility	(137,100)	(169,320)
Proceeds from SLF Credit Facility	332	3,238
Repayment of SLF Credit Facility	—	(10,400)
Deferred financing costs paid	(18)	(498)

Net cash flows provided by financing activities	20,943	14,324

Net (decrease) increase in cash and cash equivalents	(14,024)	3,194
Cash and cash equivalents at the beginning of the period	14,981	12,752

Cash and cash equivalents at the end of the period	$957	$15,946

Supplemental disclosure of cash flow information
Cash interest paid	$4,749	$5,256
Non-cash financing activities:
Value of members' capital issued in connection with dividend reinvestment plan	$1,038	$2,496
Accrual for offering costs	617	1,276
Accrual for deferred financing costs	125	25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors and investors of
New Mountain Finance Holdings, L.L.C.,
New Mountain Finance Corporation and
New Mountain Finance AIV Holdings Corporation
New York, New York

        We have audited the accompanying consolidated statement of assets, liabilities and members' capital of New Mountain Finance Holdings, L.L.C., including the consolidated schedules of investments as of December 31, 2013 and 2012, and the related consolidated statements of operations, consolidated statements of changes in members' capital, and cash flows for the three years in the period ended December 31, 2013 and the financial highlights for each of the five years in the period ended December 31, 2013. Also, we have audited the statements of assets and liabilities of New Mountain Finance Corporation and New Mountain Finance AIV Holdings Corporation as of December 31, 2013 and 2012, and the related statements of operations, changes in net assets, cash flows and the financial highlights for the period from May 19, 2011(commencement of operations) to December 31, 2011 and for the years ended December 31, 2013 and 2012. These financial statements are the responsibility of the management of New Mountain Finance Holdings, L.L.C., New Mountain Finance Corporation and New Mountain Finance AIV Holdings Corporation. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. New Mountain Finance Holdings, L.L.C. and New Mountain Finance AIV Holdings Corporation are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits of New Mountain Finance Holdings, L.L.C. and New Mountain Finance AIV Holdings Corporation included consideration of their internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of their internal control over financial reporting. Accordingly we express no such opinion for New Mountain Finance Holdings, L.L.C. and New Mountain Finance AIV Holdings Corporation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of investments as of December 31, 2013 and 2012, by correspondence with the custodian, loan agent or borrower; where replies were not received, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 16, on February 3, 2014, New Mountain Finance AIV Holdings sold its remaining units in New Mountain Finance Holdings, L.L.C. (the "Operating Company") and no longer owns any units of the Operating Company.

        In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the consolidated financial position of New Mountain Finance Holdings, L.L.C. as of December 31, 2013 and 2012, and the consolidated results of its operations, its consolidated changes in members' capital, and its consolidated cash flows for each of the three years in the period ended December 31, 2013 and the financial highlights for the each of the five years in the period ended December 31,2013; and the financial positions of New Mountain Finance Corporation and New Mountain Finance AIV Holdings Corporation as of December 31, 2013 and 2012 and the results of their operations, changes in their net assets, their cash flows, and the financial highlights for the period from May 19, 2011(commencement of operations) to December 31, 2011 and for the years ended December 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 5, 2014

New Mountain Finance Holdings, L.L.C.

Consolidated Statements of Assets, Liabilities and Members' Capital

(in thousands, except units and per unit data)

	December 31, 2013	December 31, 2012
Assets
Investments at fair value (cost of $1,094,080 and $976,243, respectively)	$1,115,651	$989,820
Cash and cash equivalents	14,981	12,752
Interest and dividend receivable	10,531	6,340
Deferred credit facility costs (net of accumulated amortization of $3,562 and $2,016, respectively)	4,727	5,490
Receivable from affiliate	459	534
Receivable from unsettled securities sold	—	9,962
Other assets	1,492	666

Total assets	$1,147,841	$1,025,564

Liabilities
Holdings Credit Facility	221,849	206,938
SLF Credit Facility	214,668	214,262
Capital gains incentive fee payable	7,636	4,407
Incentive fee payable	4,104	3,390
Management fee payable	3,856	3,222
Payable for unsettled securities purchased	3,690	9,700
Interest payable	814	712
Payable to affiliate	80	—
Dividends payable	—	11,192
Other liabilities	2,628	1,802

Total liabilities	459,325	455,625
Members' Capital	688,516	569,939

Total liabilities and members' capital	$1,147,841	$1,025,564

Outstanding common membership units	47,896,693	40,548,189
Capital per unit	$14.38	$14.06

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Statements of Operations

(in thousands)

	Years ended December 31,
	2013	2012	2011
Investment income
Interest income	$107,027	$83,646	$55,809
Dividend income	5,049	812	—
Other income	2,836	1,328	714

Total investment income	114,912	85,786	56,523

Expenses
Incentive fee	16,502	11,537	3,522
Capital gains incentive fee	3,229	4,407	—

Total incentive fees	19,731	15,944	3,522
Management fee	14,905	11,109	4,938
Interest and other credit facility expenses	12,470	10,085	7,086
Administrative expenses	3,429	2,426	1,615
Professional fees	2,349	2,091	2,037
Other general and administrative expenses	1,584	1,374	986

Total expenses	54,468	43,029	20,184
Less: expenses waived and reimbursed (see Note 5)	(3,233)	(2,460)	(2,186)

Net expenses	51,235	40,569	17,998

Net investment income	63,677	45,217	38,525
Net realized gains on investments	7,253	18,851	16,252
Net change in unrealized appreciation (depreciation) of investments	7,994	9,928	(23,100)

Net increase in members' capital resulting from operations	$78,924	$73,996	$31,677

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Statements of Changes in Members' Capital

(in thousands)

	Years ended December 31,
	2013	2012	2011
Increase (decrease) in members' capital resulting from operations:
Net investment income	$63,677	$45,217	$38,525
Net realized gains on investments	7,253	18,851	16,252
Net change in unrealized appreciation (depreciation) of investments	7,994	9,928	(23,100)

Net increase in members' capital resulting from operations	78,924	73,996	31,677
Contributions	100,040	133,428	195,295
Distributions	—	—	(10,249)
Dividends declared	(65,140)	(59,378)	(26,591)
Offering costs	(331)	(564)	(11,557)
Reinvestment of dividends	5,084	1,955	—

Net increase in members' capital	118,577	149,437	178,575
Members' capital at the beginning of the period	569,939	420,502	241,927

Members' capital at the end of the period	$688,516	$569,939	$420,502

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Statements of Cash Flows

(in thousands)

	Years ended December 31,
	2013	2012	2011
Cash flows from operating activities
Net increase in members' capital resulting from operations	$78,924	$73,996	$31,677
Adjustments to reconcile net (increase) decrease in members' capital resulting from operations to net cash (used in) provided by operating activities:
Net realized gains on investments	(7,253)	(18,851)	(16,252)
Net change in unrealized (appreciation) depreciation of investments	(7,994)	(9,928)	23,100
Amortization of purchase discount	(3,365)	(5,996)	(5,862)
Amortization of deferred credit facility costs	1,546	1,160	786
Non-cash investment income	(4,473)	(2,187)	(1,538)
(Increase) decrease in operating assets:
Purchase of investments	(529,695)	(673,355)	(494,694)
Proceeds from sales and paydowns of investments	426,561	423,874	231,962
Cash received for purchase of undrawn portion of revolving credit or delayed draw facilities	388	137	1,363
Cash paid for drawn revolver	—	(12,705)	(535)
Cash repayments on drawn revolvers	—	12,705	—
Interest and dividend receivable	(4,191)	967	(4,299)
Receivable from affiliate	75	(165)	(369)
Receivable from unsettled securities sold	9,962	(9,962)	—
Other assets	(225)	(50)	(351)
Increase (decrease) in operating liabilities:
Capital gains incentive fee payable	3,229	4,407	—
Incentive fee payable	714	1,073	2,317
Management fee payable	634	1,021	2,200
Payable for unsettled securities purchased	(6,010)	2,095	(86,857)
Interest payable	102	(1,035)	934
Payable to affiliate	80	—	(394)
Other liabilities	639	151	534

Net cash flows used in operating activities	(40,352)	(212,648)	(316,278)

Cash flows from financing activities
Contributions	100,040	133,428	195,295
Distributions	—	—	(10,249)
Dividends paid	(71,248)	(46,231)	(26,591)
Offering costs paid	(720)	(268)	(11,557)
Proceeds from Holdings Credit Facility	457,978	523,099	336,508
Repayment of Holdings Credit Facility	(443,067)	(445,199)	(267,168)
Proceeds from SLF Credit Facility	23,306	112,993	172,060
Repayment of SLF Credit Facility	(22,900)	(64,659)	(63,068)
Deferred credit facility costs paid	(808)	(3,082)	(4,377)

Net cash flows provided by financing activities	42,581	210,081	320,853

Net increase (decrease) in cash and cash equivalents	2,229	(2,567)	4,575
Cash and cash equivalents at the beginning of the period	12,752	15,319	10,744

Cash and cash equivalents at the end of the period	$14,981	$12,752	$15,319

Supplemental disclosure of cash flow information
Cash interest paid	$10,323	$9,433	$4,358
Non-cash operating activities:
Non-cash activity on investments	$1,986	$—	$—
Non-cash financing activities:
Dividends declared and payable	$—	$11,192	$—
Value of members' capital issued in connection with dividend reinvestment plan	5,084	1,955	—
Accrual for offering costs	768	556	—
Accrual for deferred credit facility costs	21	46	192

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments

December 31, 2013

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members' Capital
Funded Debt Investments—Bermuda
Stratus Technologies Bermuda Holdings Ltd.(4)**
Stratus Technologies Bermuda Ltd. / Stratus Technologies, Inc.
Information Technology	First lien(2)(7)	12.00%	3/29/2015	$6,497	$6,335	$6,529	0.95%

Total Funded Debt Investments—Bermuda				$6,497	$6,335	$6,529	0.95%

Funded Debt Investments—Cayman Islands
Pinnacle Holdco S.à r.l. / Pinnacle (US) Acquisition Co Limited**
Software	Second lien(2)	10.50% (Base Rate + 9.25%)	7/30/2020	$30,000	$29,472	$30,362	4.41%

Total Funded Debt Investments—Cayman Islands				$30,000	$29,472	$30,362	4.41%

Funded Debt Investments—United States
McGraw-Hill Global Education Holdings, LLC
Education	First lien(2)	9.75%	4/1/2021	$24,500	$24,348	$27,195
	First lien(3)	9.00% (Base Rate + 7.75%)	3/22/2019	17,850	17,367	18,225

				42,350	41,715	45,420	6.60%

Deltek, Inc.
Software	Second lien(2)	10.00% (Base Rate + 8.75%)	10/10/2019	41,000	40,977	41,820	6.07%
Global Knowledge Training LLC
Education	Second lien(2)	11.00% (Base Rate + 9.75%)	10/21/2018	41,450	41,070	41,450	6.02%
UniTek Global Services, Inc.
Business Services	First lien(2)	15.00% (Base Rate + 9.50% + 4.00% PIK)*	4/15/2018	26,382	25,508	26,382
	First lien(2)	15.00% (Base Rate + 9.50% + 4.00% PIK)*	4/15/2018	6,387	6,176	6,387
	First lien(2)	15.00% (Base Rate + 9.50% + 4.00% PIK)*	4/15/2018	5,309	5,133	5,309

				38,078	36,817	38,078	5.53%

Edmentum, Inc.(fka Plato, Inc.)
Education	First lien(3)	5.50% (Base Rate + 4.50%)	5/17/2018	6,433	6,240	6,465
	Second lien(2)	11.25% (Base Rate + 9.75%)	5/17/2019	31,150	30,685	31,578

				37,583	36,925	38,043	5.52%

SRA International, Inc.
Federal Services	First lien(2)	6.50% (Base Rate + 5.25%)	7/20/2018	34,750	33,784	34,475	5.01%
Kronos Incorporated
Software	Second lien(2)	9.75% (Base Rate + 8.50%)	4/30/2020	31,341	31,055	32,542	4.73%
Rocket Software, Inc.
Software	Second lien(2)	10.25% (Base Rate + 8.75%)	2/8/2019	30,875	30,731	31,029	4.51%
Novell, Inc. (fka Attachmate Corporation, NetIQ Corporation)
Software	First lien(3)	7.25% (Base Rate + 5.75%)	11/22/2017	6,951	6,847	7,080
	Second lien(2)	11.00% (Base Rate + 9.50%)	11/22/2018	23,353	22,780	22,876

				30,304	29,627	29,956	4.35%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2013

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members' Capital
JHCI Acquisition, Inc.
Distribution & Logistics	First lien(3)	7.00% (Base Rate + 5.75%)	7/11/2019	$19,536	$19,262	$19,548
	Second lien(3)	11.00% (Base Rate + 9.75%)	7/11/2020	10,000	9,705	9,898

				29,536	28,967	29,446	4.28%

CompassLearning, Inc.(12)
Education	First lien(2)	8.00% (Base Rate + 6.75%)	11/26/2018	30,000	29,261	29,250	4.25%
Transtar Holding Company
Distribution & Logistics	Second lien(2)	9.75% (Base Rate + 8.50%)	10/9/2019	28,300	27,842	27,168	3.95%
KeyPoint Government Solutions, Inc.
Federal Services	First lien(3)	7.25% (Base Rate + 6.00%)	11/13/2017	16,784	16,448	16,616
	First lien(2)	7.25% (Base Rate + 6.00%)	11/13/2017	10,116	9,953	10,015

				26,900	26,401	26,631	3.87%

Meritas Schools Holdings, LLC
Education	First lien(3)	7.00% (Base Rate + 5.75%)	6/25/2019	19,950	19,763	20,087
	First lien(2)	7.00% (Base Rate + 5.75%)	6/25/2019	5,920	5,865	5,961

				25,870	25,628	26,048	3.78%

Sierra Hamilton LLC / Sierra Hamilton Finance, Inc.
Energy	First lien(2)	12.25%	12/15/2018	25,000	25,000	25,000	3.63%
Permian Tank & Manufacturing, Inc.
Energy	First lien(2)	10.50%	1/15/2018	24,500	24,757	24,255	3.52%
Aderant North America, Inc.
Software	Second lien(2)	10.00% (Base Rate + 8.75%)	6/20/2019	22,500	22,201	23,203	3.37%
YP Holdings LLC(8)
YP LLC
Media	First lien(2)	8.04% (Base Rate + 6.71%)	6/4/2018	22,400	21,892	22,722	3.30%
McGraw-Hill School Education Holdings, LLC
Education	First lien(3)	6.25% (Base Rate + 5.00%)	12/18/2019	13,000	12,870	12,870
	First lien(2)	6.25% (Base Rate + 5.00%)	12/18/2019	9,000	8,910	8,910

				22,000	21,780	21,780	3.16%

Aspen Dental Management, Inc.
Healthcare Services	First lien(3)	7.00% (Base Rate + 5.50%)	10/6/2016	21,077	20,820	20,813	3.02%
LM U.S. Member LLC (and LM U.S. Corp Acquisition Inc.)
Business Services	Second lien(3)	9.50% (Base Rate + 8.25%)	10/26/2020	20,000	19,731	20,308	2.95%
Envision Acquisition Company, LLC
Healthcare Services	Second lien(2)	9.75% (Base Rate + 8.75%)	11/4/2021	20,000	19,605	20,075	2.91%
ARSloane Acquisition, LLC
Business Services	First lien(3)	7.50% (Base Rate + 6.25%)	10/1/2019	19,950	19,754	19,992	2.90%
eResearchTechnology, Inc.
Healthcare Services	First lien(3)	6.00% (Base Rate + 4.75%)	5/2/2018	19,750	19,047	19,874	2.89%
Distribution International, Inc.
Distribution & Logistics	First lien(2)	7.50% (Base Rate + 6.50%)	7/16/2019	19,900	19,527	19,813	2.88%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2013

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members' Capital
First American Payment Systems, L.P.
Business Services	Second lien(3)	10.75% (Base Rate + 9.50%)	4/12/2019	$20,000	$19,654	$19,800	2.88%
Merrill Communications LLC
Business Services	First lien(3)	7.25% (Base Rate + 6.25%)	3/8/2018	19,425	19,246	19,759	2.87%
Insight Pharmaceuticals LLC
Healthcare Products	Second lien(3)	13.25% (Base Rate + 11.75%)	8/25/2017	19,310	18,766	19,021	2.76%
St. George's University Scholastic Services LLC
Education	First lien(3)	8.50% (Base Rate + 7.00%)	12/20/2017	17,379	17,082	17,530	2.55%
Sotera Defense Solutions, Inc. (Global Defense Technology & Systems, Inc.)
Federal Services	First lien(3)	7.50% (Base Rate + 6.00%)	4/21/2017	18,316	18,127	16,118	2.34%
Confie Seguros Holding II Co.
Consumer Services	Second lien(3)	10.25% (Base Rate + 9.00%)	5/8/2019	14,886	14,762	15,034	2.18%
OpenLink International, Inc.
Software	First lien(3)	7.75% (Base Rate + 6.25%)	10/30/2017	14,700	14,496	14,774	2.15%
Smile Brands Group Inc.
Healthcare Services	First lien(3)	7.50% (Base Rate + 6.25%)	8/16/2019	14,464	14,261	14,307	2.08%
Brock Holdings III, Inc.
Industrial Services	Second lien(2)	10.00% (Base Rate + 8.25%)	3/16/2018	14,000	13,858	14,263	2.07%
Vision Solutions, Inc.
Software	Second lien(2)	9.50% (Base Rate + 8.00%)	7/23/2017	14,000	13,957	14,140	2.05%
Packaging Coordinators, Inc.(10)
Healthcare Products	Second lien(2)	9.50% (Base Rate + 8.25%)	11/10/2020	14,000	13,868	14,088	2.05%
Lonestar Intermediate Super Holdings, LLC
Business Services	Subordinated(2)	11.00% (Base Rate + 9.50%)	9/2/2019	12,000	11,701	12,419	1.80%
Van Wagner Communications, LLC
Media	First lien(2)	6.25% (Base Rate + 5.00%)	8/3/2018	11,761	11,583	11,997	1.74%
Vertafore, Inc.
Software	Second lien(2)	9.75% (Base Rate + 8.25%)	10/29/2017	10,000	9,937	10,198	1.48%
TransFirst Holdings, Inc.
Business Services	Second lien(3)	11.00% (Base Rate + 9.75%)	6/27/2018	10,000	9,741	10,138	1.47%
MailSouth, Inc.
Media	First lien(3)	6.76% (Base Rate + 4.96%)	12/14/2016	9,410	9,333	9,269	1.35%
Vitera Healthcare Solutions, LLC
Software	First lien(3)	6.00% (Base Rate + 5.00%)	11/4/2020	2,000	1,980	2,000
	Second lien(2)	9.25% (Base Rate + 8.25%)	11/4/2021	7,000	6,897	7,070

				9,000	8,877	9,070	1.32%

Harley Marine Services, Inc.
Distribution & Logistics	Second lien(2)	10.50% (Base Rate + 9.25%)	12/20/2019	9,000	8,820	8,820	1.28%
Consona Holdings, Inc.
Software	First lien(3)	7.25% (Base Rate + 6.00%)	8/6/2018	8,394	8,326	8,457	1.23%
Physio-Control International, Inc.
Healthcare Products	First lien(2)	9.88%	1/15/2019	6,651	6,651	7,482	1.09%
Virtual Radiologic Corporation
Healthcare Information Technology	First lien(3)	7.25% (Base Rate + 5.50%)	12/22/2016	13,563	13,454	7,324	1.06%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2013

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members' Capital
Alion Science and Technology Corporation
Federal Services	First lien(2)(7)	12.00% (10.00% + 2.00% PIK)*	11/1/2014	$6,447	$6,360	$6,570	0.95%
Immucor, Inc.
Healthcare Services	Subordinated(2)(7)	11.13%	8/15/2019	5,000	4,950	5,650	0.82%
Learning Care Group (US), Inc.
Education	Subordinated(2)	15.00% PIK*	5/8/2020	4,371	4,253	4,371
	Subordinated(2)	15.00% PIK*	5/8/2020	800	746	800

				5,171	4,999	5,171	0.75%

Education Management LLC**
Education	First lien(3)	8.25% (Base Rate + 7.00%)	3/30/2018	5,003	4,888	5,028	0.73%
GCA Services Group, Inc.
Business Services	Second lien(2)	9.25% (Base Rate + 8.00%)	11/1/2020	4,000	3,964	4,064	0.59%
Sophia Holding Finance LP / Sophia Holding Finance Inc.
Software	Subordinated(2)	9.63%	12/1/2018	3,500	3,502	3,623	0.53%
ATI Acquisition Company (fka Ability Acquisition, Inc.)(11)
Education	First lien(2)	17.25% (Base Rate + 10.00% + 4.00% PIK)(5)*	6/30/2012— Past Due	1,665	1,434	233
	First lien(2)	17.25% (Base Rate + 10.00% + 4.00% PIK)(5)*	6/30/2012— Past Due	103	94	103

				1,768	1,528	336	0.05%

Total Funded Debt Investments—United States				$1,016,562	$1,001,605	$1,013,641	147.22%

Total Funded Debt Investments				$1,053,059	$1,037,412	$1,050,532	152.58%

Equity—Bermuda
Stratus Technologies Bermuda Holdings Ltd.(4)**
Information Technology	Ordinary shares(2)	—	—	156,247	$65	$46
	Preferred shares(2)	—	—	35,558	15	10

					80	56	0.01%

Total Shares—Bermuda					$80	$56	0.01%

Equity—United States
Crowley Holdings Preferred, LLC
Distribution & Logistics	Preferred shares(2)	12.00% (10.00% + 2.00% PIK)*	—	35,000	$35,000	$35,000	5.08%
Black Elk Energy Offshore Operations, LLC
Energy	Preferred shares(2)	17.00%	—	20,000,000	20,000	20,000	2.91%
Global Knowledge Training LLC
Education	Ordinary shares(2)	—	—	2	—	3
	Preferred shares(2)	—	—	2,423	—	3,006

					—	3,009	0.44%

Packaging Coordinators, Inc.(10)
Packaging Coordinators Holdings, LLC
Healthcare Products	Ordinary shares(2)	—	—	19,427	1,000	1,181	0.17%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2013

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares		Cost	Fair Value	Percent of Members' Capital
Ancora Acquisition LLC(11)
Education	Preferred shares(2)	—	—	372		$83	$83	0.01%

Total Shares—United States						$56,083	$59,273	8.61%

Total Shares						$56,163	$59,329	8.62%

Warrants—United States
Learning Care Group (US), Inc.
Education	Warrants(2)	—	—	844		$194	$503
	Warrants(2)	—	—	3,589		61	2,136

						255	2,639	0.38%

YP Holdings LLC(8)
YP Equity Investors LLC
Media	Warrants(2)	—	—	5		—	1,944	0.28%
UniTek Global Services, Inc.
Business Services	Warrants(2)	—	—	1,014,451	(6)	1,449	1,694	0.25%
Storapod Holding Company, Inc.
Consumer Services	Warrants(2)	—	—	360,129		156	594	0.09%
Alion Science and Technology Corporation
Federal Services	Warrants(2)	—	—	6,000		293	94	0.01%
Ancora Acquisition LLC(11)
Education	Warrants(2)	—	—	20		—	—	—%

Total Warrants—United States						$2,153	$6,965	1.01%

Total Funded Investments						$1,095,728	$1,116,826	162.21%

Unfunded Debt Investments—United States
Aspen Dental Management, Inc.
Healthcare Services	First lien(2)(9)—Undrawn	—	4/6/2016	$5,000		$(388)	$(388)	(0.06)%
Advantage Sales & Marketing Inc.
Business Services	First lien(2)(9)—Undrawn	—	12/17/2015	10,500		(1,260)	(787)	(0.11)%

Total Unfunded Debt Investments				$15,500		$(1,648)	$(1,175)	(0.17)%

Total Investments						$1,094,080	$1,115,651	162.04%

(1)
New Mountain Finance Holdings, L.L.C. (the "Operating Company") generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These investments are generally subject to certain limitations on resale, and may be deemed to be "restricted securities" under the Securities Act.

(2)
Investment is pledged as collateral for the Holdings Credit Facility, a revolving credit facility among the Operating Company as the Borrower and Collateral Administrator, Wells Fargo Securities, L.L.C. as the Administrative Agent, and Wells Fargo Bank, National Association, as the Collateral Custodian. See Note 7, Borrowing Facilities, for details.

(3)
Investment is pledged as collateral for the SLF Credit Facility, a revolving credit facility among New Mountain Finance SPV Funding, L.L.C. as the Borrower, the Operating Company as the Collateral Administrator, Wells Fargo Securities, L.L.C. as the Administrative Agent, and Wells Fargo Bank, National Association, as the Collateral Custodian. See Note 7, Borrowing Facilities, for details.

(4)
The Operating Company holds investments in two related entities of Stratus Technologies Bermuda Holdings, Ltd. ("Stratus Holdings"). The Operating Company directly holds ordinary and preferred equity in Stratus Holdings and has a credit investment in the joint issuers of Stratus Technologies Bermuda Ltd. ("Stratus Bermuda") and Stratus Technologies, Inc. ("Stratus U.S."), collectively, the "Stratus Notes". Stratus U.S. is a wholly-owned subsidiary of Stratus Bermuda, which in turn is a wholly-owned subsidiary of Stratus Holdings. Stratus Holdings is the parent guarantor of the credit investment of the Stratus Notes.

(5)
Investment is on non-accrual status.

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2013

(in thousands, except shares)

(6)
The Operating Company holds 1,014,451 warrants in UniTek Global Services, Inc., which represents a 4.46% equity ownership on a fully diluted basis.

(7)
Securities are registered under the Securities Act.

(8)
The Operating Company holds investments in two related entities of YP Holdings LLC. The Operating Company directly holds warrants to purchase a 4.96% membership interest of YP Equity Investors, LLC (which at closing represented an indirect 1.0% equity interest in YP Holdings LLC) and holds an investment in the Term Loan B loans issued by YP LLC, a subsidiary of YP Holdings LLC.

(9)
Par Value amounts represent the drawn or undrawn (as indicated in type of investment) portion of revolving credit facilities. Cost amounts represent the cash received at settlement date net the impact of paydowns and cash paid for drawn revolvers.

(10)
The Operating Company holds investments in Packaging Coordinators, Inc. and one related entity of Packaging Coordinators, Inc. The Operating Company has a credit investment in Packaging Coordinators, Inc. and holds ordinary equity in Packaging Coordinators Holdings, LLC, a wholly-owned subsidiary of Packaging Coordinators, Inc.

(11)
The Operating Company holds investments in ATI Acquisition Company and Ancora Acquisition LLC. The Operating Company has credit investments in ATI Acquisition Company and preferred equity and warrants to purchase units of common membership interests of Ancora Acquisition LLC. The Operating Company received its investments in Ancora Acquisition LLC as a result of its investments in ATI Acquisition Company.

(12)
The Operating Company holds an investment in CompassLearning, Inc. that is structured as a first lien last out term loan.

*
All or a portion of interest contains payments-in-kind ("PIK").

**
Indicates assets that the Operating Company deems to be "non-qualifying assets" under Section 55(a) of the Investment Company Act of 1940, as amended. Qualifying assets must represent at least 70.00% of the Operating Company's total assets at the time of acquisition of any additional non-qualifying assets.

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2013

December 31, 2013
Investment Type	Percent of Total Investments at Fair Value
First lien	49.62%
Second lien	42.03%
Subordinated	2.41%
Equity and other	5.94%

Total investments	100.00%

December 31, 2013
Industry Type	Percent of Total Investments at Fair Value
Software	22.33%
Education	21.13%
Business Services	13.04%
Distribution & Logistics	10.78%
Federal Services	7.52%
Healthcare Services	7.20%
Energy	6.21%
Media	4.12%
Healthcare Products	3.74%
Consumer Services	1.40%
Industrial Services	1.28%
Healthcare Information Technology	0.66%
Information Technology	0.59%

Total investments	100.00%

December 31, 2013
Interest Rate Type	Percent of Total Investments at Fair Value
Floating rates	85.08%
Fixed rates	14.92%

Total investments	100.00%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2012

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members' Capital
Funded Debt Investments—Bermuda
Stratus Technologies Bermuda Holdings Ltd.(4)**
Stratus Technologies Bermuda Ltd. / Stratus Technologies, Inc.
Information Technology	First lien(2)(7)	12.00%	3/29/2015	$6,664	$6,396	$6,631	1.16%

Total Funded Debt Investments—Bermuda				$6,664	$6,396	$6,631	1.16%

Funded Debt Investments—Cayman Islands
Pinnacle Holdco S.à r.l. / Pinnacle (US) Acquisition Co Limited**
Software	First lien(3)	6.50% (Base Rate + 5.25%)	7/30/2019	$2,992	$2,971	$2,999
	Second lien(2)	10.50% (Base Rate + 9.25%)	7/30/2020	30,000	29,420	30,488

				32,992	32,391	33,487	5.88%

Total Funded Debt Investments—Cayman Islands				$32,992	$32,391	$33,487	5.88%

Funded Debt Investments—United Kingdom
Magic Newco, LLC**
Software	First lien(3)	7.25% (Base Rate + 6.00%)	12/12/2018	$14,963	$14,543	$15,105	2.65%

Total Funded Debt Investments—United Kingdom				$14,963	$14,543	$15,105	2.65%

Funded Debt Investments—United States
Edmentum, Inc.(fka Plato, Inc.)
Education	First lien(3)	7.50% (Base Rate + 6.00%)	5/17/2018	$11,700	$11,378	$11,744
	Second lien(2)	11.25% (Base Rate + 9.75%)	5/17/2019	29,150	28,604	28,567

				40,850	39,982	40,311	7.07%

Novell, Inc. (fka Attachmate Corporation, NetIQ Corporation)
Software	First lien(3)	7.25% (Base Rate + 5.75%)	11/22/2017	7,700	7,560	7,785
	Second lien(2)	11.00% (Base Rate + 9.50%)	11/22/2018	24,000	23,326	23,560

				31,700	30,886	31,345	5.50%

Rocket Software, Inc.
Software	Second lien(2)	10.25% (Base Rate + 8.75%)	2/8/2019	30,875	30,711	30,933	5.43%
Pharmaceutical Research Associates, Inc.
Healthcare Services	Second lien(2)	10.50% (Base Rate + 9.25%)	6/10/2019	30,000	29,402	30,319	5.32%
UniTek Global Services, Inc.
Business Services	First lien(2)	9.00% (Base Rate + 7.50%)	4/16/2018	19,650	19,202	19,331
	First lien(2)	9.00% (Base Rate + 7.50%)	4/16/2018	5,970	5,798	5,873
	First lien(2)	9.00% (Base Rate + 7.50%)	4/16/2018	4,963	4,781	4,882

				30,583	29,781	30,086	5.28%

KeyPoint Government Solutions, Inc.
Federal Services	First lien(3)	7.25% (Base Rate + 6.00%)	11/13/2017	20,000	19,608	19,900
	First lien(2)	7.25% (Base Rate + 6.00%)	11/13/2017	10,000	9,703	9,950

				30,000	29,311	29,850	5.24%

Global Knowledge Training LLC
Education	First lien(3)	6.50% (Base Rate + 4.99%)	4/21/2017	4,776	4,718	4,705
	First lien(3)	7.25% (Base Rate + 4.00%)	4/21/2017	1,174	1,159	1,156
	Second lien(2)	11.50% (Base Rate + 9.75%)	10/21/2018	24,250	23,814	23,755

				30,200	29,691	29,616	5.20%

Managed Health Care Associates, Inc.
Healthcare Services	First lien(2)	3.47% (Base Rate + 3.25%)	8/1/2014	14,756	13,240	14,276
	Second lien(2)	6.72% (Base Rate + 6.50%)	2/1/2015	15,000	12,790	14,475

				29,756	26,030	28,751	5.05%

Transtar Holding Company
Distribution & Logistics(10)	Second lien(2)	9.75% (Base Rate + 8.50%)	10/9/2019	28,300	27,787	28,654	5.03%
Meritas Schools Holdings, LLC
Education	First lien(3)	7.50% (Base Rate + 6.00%)	7/29/2017	8,150	8,084	8,171
	Second lien(2)	11.50% (Base Rate + 10.00%)	1/29/2018	20,000	19,747	20,000

				28,150	27,831	28,171	4.94%

Kronos Incorporated
Software	Second lien(2)	9.75% (Base Rate + 8.50%)	4/30/2020	25,000	24,753	25,125	4.41%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2012

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members' Capital
St. George's University Scholastic Services LLC
Education	First lien(2)	8.50% (Base Rate + 7.00%)	12/20/2017	$25,000	$24,501	$24,500	4.30%
SRA International, Inc.
Federal Services	First lien(3)	6.50% (Base Rate + 5.25%)	7/20/2018	20,436	19,741	19,542
	First lien(2)	6.50% (Base Rate + 5.25%)	7/20/2018	4,315	4,225	4,126

				24,751	23,966	23,668	4.15%

Aderant North America, Inc.
Software	Second lien(2)	11.00% (Base Rate + 7.75%)	6/20/2019	22,500	22,163	23,062	4.05%
LM U.S. Member LLC (and LM U.S. Corp Acquisition Inc.)
Business Services	Second lien(2)	9.50% (Base Rate + 8.25%)	10/26/2020	20,000	19,704	20,150	3.54%
Learning Care Group (US), Inc.
Education	First lien(2)	12.00%	4/27/2016	17,369	17,174	16,696
	Subordinated(2)	15.00% PIK*	6/30/2016	3,782	3,639	3,434

				21,151	20,813	20,130	3.53%

Six3 Systems, Inc.
Federal Services	First lien(2)	7.00% (Base Rate + 5.75%)	10/4/2019	20,000	19,805	20,025	3.51%
First American Payment Systems, L.P.
Business Services	Second lien(2)	10.75% (Base Rate + 9.50%)	4/12/2019	20,000	19,609	19,900	3.49%
eResearchTechnology, Inc.
Healthcare Services	First lien(3)	8.00% (Base Rate + 6.50%)	5/2/2018	19,950	19,202	19,850	3.48%
Insight Pharmaceuticals LLC
Healthcare Products	Second lien(2)	13.25% (Base Rate + 11.75%)	8/25/2017	19,310	18,659	19,503	3.42%
Transplace Texas, L.P.
Distribution & Logistics(10)	Second lien(2)	11.00% (Base Rate + 9.00%)	4/12/2017	20,000	19,586	19,500	3.42%
PODS, Inc.(6)
Consumer Services
PODS Funding Corp. II	First lien(3)	7.25% (Base Rate + 6.00%)	11/29/2016	14,007	13,668	13,972
Storapod Holding Company, Inc.	Subordinated(2)	21.00% PIK*	11/29/2017	5,296	5,156	5,113

				19,303	18,824	19,085	3.35%

Smile Brands Group Inc.
Healthcare Services	First lien(3)	7.00% (Base Rate + 5.25%)	12/21/2017	19,859	19,598	18,767	3.29%
Ascensus, Inc.
Business Services	First lien(2)	8.00% (Base Rate + 6.75%)	12/21/2018	8,500	8,330	8,330
	First lien(3)	8.00% (Base Rate + 6.75%)	12/21/2018	8,500	8,330	8,330

				17,000	16,660	16,660	2.92%

Sotera Defense Solutions, Inc. (Global Defense Technology & Systems, Inc.)
Federal Services	First lien(3)	7.50% (Base Rate + 6.00%)	4/21/2017	15,758	15,644	15,600	2.74%
IG Investments Holdings, LLC
Business Services	Second lien(2)	10.25% (Base Rate + 9.00%)	10/31/2020	15,000	14,852	14,925	2.62%
OpenLink International, Inc.
Software	First lien(3)	7.75% (Base Rate + 6.25%)	10/30/2017	14,850	14,600	14,850	2.61%
Landslide Holdings, Inc. (Crimson Acquisition Corp.)
Software	First lien(3)	7.00% (Base Rate + 5.75%)	6/19/2018	14,625	14,353	14,671	2.57%
KPLT Holdings, Inc. (Centerplate, Inc., et al.)
Consumer Services	Subordinated(2)	11.75% (10.25% + 1.50% PIK)*	4/16/2019	14,637	14,351	14,344	2.52%
Sabre Inc.
Software	First lien(3)	7.25% (Base Rate + 6.00%)	12/29/2017	13,965	13,918	14,186	2.49%
Brock Holdings III, Inc.
Industrial Services	Second lien(2)	10.00% (Base Rate + 8.25%)	3/16/2018	14,000	13,825	14,105	2.48%
Triple Point Technology, Inc.
Software	First lien(3)	6.25% (Base Rate + 5.00%)	10/27/2017	12,968	12,549	13,021	2.28%
Lonestar Intermediate Super Holdings, LLC
Business Services	Subordinated(2)	11.00% (Base Rate + 9.50%)	9/2/2019	12,000	11,666	12,765	2.24%
Aspen Dental Management, Inc
Healthcare Services	First lien(3)	7.00% (Base Rate + 5.50%)	10/6/2016	12,870	12,652	12,210	2.14%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2012

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members' Capital
Van Wagner Communications, LLC
Media	First lien(2)	8.25% (Base Rate + 7.00%)	8/3/2018	$12,000	$11,772	$12,160	2.13%
Supervalu Inc.**
Retail	First lien(2)	8.00% (Base Rate + 6.75%)	8/30/2018	11,940	11,597	12,146	2.13%
Vision Solutions, Inc.
Software	Second lien(2)	9.50% (Base Rate + 8.00%)	7/23/2017	12,000	11,913	11,700	2.05%
Merrill Communications LLC
Business Services	First lien(2)	10.75% (Base Rate + 7.50%)	3/10/2013	11,422	11,421	11,279	1.98%
MailSouth, Inc.
Media	First lien(3)	6.75% (Base Rate + 5.00%)	12/14/2016	11,136	11,018	11,025	1.94%
Immucor, Inc.
Healthcare Services	First lien(3)	5.75% (Base Rate + 4.50%)	8/19/2018	4,938	4,772	5,006
	Subordinated(2)(7)	11.13%	8/15/2019	5,000	4,943	5,650

				9,938	9,715	10,656	1.87%

Virtual Radiologic Corporation
Healthcare Information Technology	First lien(3)	7.75% (Base Rate + 4.50%)	12/22/2016	14,702	14,550	10,291	1.81%
Permian Tank & Manufacturing, Inc.
Energy	First lien(3)	9.00% (Base Rate + 7.25%)	3/15/2017	10,072	9,852	10,072	1.77%
Vertafore, Inc.
Software	Second lien(2)	9.75% (Base Rate + 8.25%)	10/29/2017	10,000	9,924	10,050	1.76%
Merge Healthcare Inc.**
Healthcare Services	First lien(2)(7)	11.75%	5/1/2015	9,000	8,916	9,709	1.70%
TransFirst Holdings, Inc.
Business Services	Second lien(2)	11.00% (Base Rate + 9.75%)	6/27/2018	10,000	9,700	9,700	1.70%
Consona Holdings, Inc.
Software	First lien(3)	7.25% (Base Rate + 6.00%)	8/6/2018	8,479	8,398	8,511	1.49%
Confie Seguros Holding II Co.
Consumer Services	Second lien(2)	10.25% (Base Rate + 9.00%)	5/8/2019	8,000	7,842	8,040	1.41%
Physio-Control International, Inc.
Healthcare Products	First lien(2)	9.88%	1/15/2019	7,000	7,000	7,717	1.35%
Surgery Center Holdings, Inc.
Healthcare Services	First lien(3)	6.50% (Base Rate + 5.00%)	2/6/2017	6,834	6,809	6,800	1.19%
Research Pharmaceutical Services, Inc.
Healthcare Services	First lien(3)	6.75% (Base Rate + 5.25%)	2/18/2017	7,125	7,046	6,662	1.17%
Alion Science and Technology Corporation
Federal Services	First lien(2)(7)	12.00% (10.00% + 2.00% PIK)*	11/1/2014	6,320	6,131	6,093	1.07%
GCA Services Group, Inc.
Business Services	Second lien(2)	9.25% (Base Rate + 8.00%)	11/1/2020	5,000	4,951	4,900	0.86%
Education Management LLC**
Education	First lien(3)	8.25% (Base Rate + 7.00%)	3/30/2018	5,058	4,921	4,232	0.74%
Brickman Group Holdings, Inc.
Business Services	Subordinated(2)	9.13%	11/1/2018	3,650	3,342	3,842	0.68%
Ozburn-Hessey Holding Company LLC
Distribution & Logistics(10)	Second lien(2)	11.50% (Base Rate + 9.50%)	10/10/2016	4,000	3,947	3,680	0.65%
YP Holdings LLC(8)
YP Intermediate Holdings Corp. / YP Intermediate Holdings II LLC
Media	Second lien(2)	15.00% (12.00% + 3.00% PIK)*	5/18/2017	3,559	3,326	3,586	0.63%
Mach Gen, LLC
Power Generation	Second lien(2)	7.82% PIK (Base Rate + 7.50%)*	2/22/2015	3,676	3,474	2,396	0.42%
ATI Acquisition Company (fka Ability Acquisition, Inc.)
Education	First lien(2)	12.25% (Base Rate + 5.00% + 4.00% PIK)(5)*	12/30/2014	4,432	4,306	—
	First lien(2)	17.25% (Base Rate + 10.00% + 4.00% PIK)(5)*	6/30/2012 —Past Due	1,665	1,517	649
	First lien(2)	17.25% (Base Rate + 10.00% + 4.00% PIK)(5)*	6/30/2012 —Past Due	103	94	103

				6,200	5,917	752	0.13%

Airvana Network Solutions Inc.
Software	First lien(2)	10.00% (Base Rate + 8.00%)	3/25/2015	648	640	650	0.11%

Total Funded Debt Investments—United States				$942,670	$921,787	$925,287	162.35%

Total Funded Debt Investments				$997,289	$975,117	$980,510	172.04%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2012

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members' Capital
Equity—Bermuda
Stratus Technologies Bermuda Holdings Ltd.(4)**
Information Technology	Ordinary shares(2)	—	—	144,270	$65	$65
	Preferred shares(2)	—	—	32,830	15	15

					80	80	0.01%

Total Shares—Bermuda					$80	$80	0.01%

Equity—United States
Global Knowledge Training LLC
Education	Ordinary shares(2)	—	—	2	$2	$2
	Preferred shares(2)	—	—	2,423	1,195	2,423

					1,197	2,425	0.43%

Total Shares—United States					$1,197	$2,425	0.43%

Total Shares					$1,277	$2,505	0.44%

Warrants—United States
YP Holdings LLC(8)
YP Equity Investors LLC
Media	Warrants(2)	—	—	5	$466	$7,230	1.27%
Alion Science and Technology Corporation
Federal Services	Warrants(2)	—	—	6,000	293	192	0.03%
PODS, Inc.(6)
Storapod Holding Company, Inc.
Consumer Services	Warrants(2)	—	—	360,129	156	156	0.03%
Learning Care Group (US), Inc.
Education	Warrants(2)	—	—	844	194	14	0.00%

Total Warrants—United States					$1,109	$7,592	1.33%

Total Funded Investments					$977,503	$990,607	173.81%

Unfunded Debt Investments—United States
Advantage Sales & Marketing Inc.
Business Services	First lien(2)(9)—Undrawn	—	12/17/2015	$10,500	$(1,260)	$(787)	(0.14)%

Total Unfunded Debt Investments				$10,500	$(1,260)	$(787)	(0.14)%

Total Investments					$976,243	$989,820	173.67%

(1)
New Mountain Finance Holdings, L.L.C. (the "Operating Company") generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These investments are generally subject to certain limitations on resale, and may be deemed to be "restricted securities" under the Securities Act.

(2)
The Holdings Credit Facility is collateralized by the indicated investments.

(3)
The SLF Credit Facility is collateralized by the indicated investments.

(4)
The Operating Company holds investments in two related entities of Stratus Technologies Bermuda Holdings, Ltd. ("Stratus Holdings"). The Operating Company directly holds ordinary and preferred equity in Stratus Holdings and has a credit investment in the joint issuers of Stratus Technologies Bermuda Ltd. ("Stratus Bermuda") and Stratus Technologies, Inc. ("Stratus U.S."), collectively, the "Stratus Notes". Stratus U.S. is a wholly-owned subsidiary of Stratus Bermuda, which in turn is a wholly-owned subsidiary of Stratus Holdings. Stratus Holdings is the parent guarantor of the credit investment of the Stratus Notes.

(5)
Investment is on non-accrual status.

(6)
The Operating Company holds investments in two related entities of PODS, Inc. The Operating Company directly holds warrants in Storapod Holding Company, Inc. ("Storapod") and has a credit investment in Storapod through Storapod WCF II Limited ("Storapod WCF II"). Storapod WCF II is a special purpose entity used to enter into a Shari'ah-compliant financing arrangement with Storapod. Additionally, the Operating Company has a credit investment in PODS Funding Corp. II ("PODS II"). PODS, Inc. is a wholly-owned subsidiary of PODS Holding, Inc., which in turn is a majority-owned subsidiary of Storapod. PODS II is a special purpose entity used to enter into a Shari'ah-compliant financing arrangement with PODS, Inc. and its subsidiary, PODS Enterprises, Inc.

(7)
Securities are registered under the Securities Act.

(8)
The Operating Company holds investments in two related entities of YP Holdings LLC. The Operating Company directly holds warrants to purchase a 4.96% membership interest of YP Equity Investors, LLC (which at closing represented an indirect 1.0% equity interest in YP Holdings LLC) and holds an investment in the Term Loan B loans issued by YP Intermediate Holdings Corp. and YP Intermediate Holdings II LLC (together "YP Intermediate"), a subsidiary of YP Holdings LLC.

(9)
Par Value amounts represent the drawn or undrawn (as indicated in type of investment) portion of revolving credit facilities. Cost amounts represent the cash received at settlement date net the impact of paydowns and cash paid for drawn revolvers.

(10)
Industries were disclosed separately in previously issued financial statements.

*
All or a portion of interest contains payments-in-kind ("PIK").

**
Indicates assets that the Operating Company deems to be "non-qualifying assets" under Section 55(a) of the Investment Company Act of 1940, as amended. Qualifying assets must represent at least 70.00% of the Operating Company's total assets at the time of acquisition of any additional non-qualifying assets.

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2012

December 31, 2012
Investment Type	Percent of Total Investments at Fair Value
First lien	49.86%
Second lien	44.56%
Subordinated	4.56%
Equity and other	1.02%

Total investments	100.00%

December 31, 2012
Industry Type	Percent of Total Investments at Fair Value
Software	24.92%
Education	15.17%
Healthcare Services	14.52%
Business Services	14.49%
Federal Services	9.64%
Distribution & Logistics(1)	5.23%
Consumer Services	4.21%
Media	3.44%
Healthcare Products	2.75%
Industrial Services	1.42%
Retail	1.23%
Healthcare Information Technology	1.04%
Energy	1.02%
Information Technology	0.68%
Power Generation	0.24%

Total investments	100.00%

(1)
Industries were disclosed separately in previously issued financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Corporation

Statements of Assets and Liabilities

(in thousands, except shares and per share data)

	December 31, 2013	December 31, 2012
Assets
Investment in New Mountain Finance Holdings, L.L.C., at fair value (cost of $633,835 and $335,730, respectively)	$650,107	$341,926
Distribution receivable from New Mountain Finance Holdings, L.L.C.	—	3,405

Total assets	$650,107	$345,331

Liabilities
Dividends payable	—	3,405

Total liabilities	—	3,405

Net assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share 100,000,000 shares authorized, and 45,224,755 and 24,326,251 shares issued and outstanding, respectively	452	243
Paid in capital in excess of par	633,383	335,487
Accumulated undistributed net realized gains	5,056	952
Net unrealized appreciation	11,216	5,244

Total net assets	$650,107	$341,926

Total liabilities and net assets	$650,107	$345,331

Number of shares outstanding	45,224,755	24,326,251
Net asset value per share	$14.38	$14.06

The accompanying notes are an integral part of these financial statements.

New Mountain Finance Corporation

Statements of Operations

(in thousands, except shares and per share data)

	Years ended December 31,		From May 19, 2011 (commencement of operations) to December 31, 2011
	2013	2012
Net investment income allocated from New Mountain Finance Holdings, L.L.C.
Interest income	$84,925	$36,439	$13,437
Dividend income	3,567	455	—
Other income	2,384	617	232
Total expenses	(40,355)	(17,719)	(5,324)

Net investment income allocated from New Mountain Finance Holdings, L.L.C.	50,521	19,792	8,345
Net realized and unrealized gain (loss) allocated from New Mountain Finance Holdings, L.L.C.
Net realized gains on investment	5,427	7,593	1,141
Net change in unrealized appreciation (depreciation) of investments	6,016	4,494	(5,376)

Net realized and unrealized gain (loss) allocated from New Mountain Finance Holdings, L.L.C.	11,443	12,087	(4,235)

Total net increase in net assets resulting from operations allocated from New Mountain Finance Holdings, L.L.C.	61,964	31,879	4,110

Net change in unrealized (depreciation) appreciation of investment in New Mountain Finance Holdings, L.L.C.	(44)	(95)	6,221

Net increase in net assets resulting from operations	$61,920	$31,784	$10,331

Basic earnings per share	$1.76	$2.14	$0.97
Weighted average shares of common stock outstanding—basic (See Note 12)	35,092,722	14,860,838	10,697,691
Diluted earnings per share	$1.79	$2.18	$0.38
Weighted average shares of common stock outstanding—diluted (See Note 12)	44,021,920	34,011,738	30,919,629

The accompanying notes are an integral part of these financial statements.

New Mountain Finance Corporation

Statements of Changes in Net Assets

(in thousands)

	Years ended December 31,		From May 19, 2011 (commencement of operations) to December 31, 2011
	2013	2012
Increase (decrease) in net assets resulting from operations:
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	$50,521	$19,792	$8,345
Net realized gains on investments allocated from New Mountain Finance Holdings, L.L.C.	5,427	7,593	1,141
Net change in unrealized appreciation (depreciation) of investments allocated from New Mountain Finance Holdings, L.L.C.	6,016	4,494	(5,376)
Net change in unrealized (depreciation) appreciation of investment in New Mountain Finance Holdings, L.L.C.	(44)	(95)	6,221

Net increase in net assets resulting from operations	61,920	31,784	10,331

Capital transactions
Net proceeds from shares sold	100,040	133,428	129,865
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	(281)	(323)	(3,998)
Value of shares issued for exchanged units	193,262	56,314	18,489
Dividends declared	(51,844)	(26,719)	(9,200)
Reinvestment of dividends	5,084	1,955	—

Total net increase in net assets resulting from capital transactions	246,261	164,655	135,156

Net increase in net assets	308,181	196,439	145,487
Net assets at the beginning of the period	341,926	145,487	—

Net assets at the end of the period	650,107	$341,926	$145,487

The accompanying notes are an integral part of these financial statements.

New Mountain Finance Corporation

Statements of Cash Flows

(in thousands)

	Years ended December 31,		From May 19, 2011 (commencement of operations) to December 31, 2011
	2013	2012
Cash flows from operating activities:
Net increase in net assets resulting from operations	$61,920	$31,784	$10,331
Adjustments to reconcile net (increase) decrease in net assets resulting from operations to net cash (used in) provided by operating activities:
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	(50,521)	(19,792)	(8,345)
Net realized and unrealized (gains) losses allocated from New Mountain Finance Holdings, L.L.C.	(11,443)	(12,087)	4,235
Net change in unrealized depreciation (appreciation) in New Mountain Finance Holdings, L.L.C.	44	95	(6,221)
(Increase) decrease in operating assets:
Purchase of investment	(100,040)	(133,428)	(129,865)
Distributions from New Mountain Finance Holdings, L.L.C.	50,165	23,314	9,200

Net cash flows used in by operating activities	(49,875)	(110,114)	(120,665)

Cash flows from financing activities:
Net proceeds from shares sold	100,040	133,428	129,865
Dividends declared	(50,165)	(23,314)	(9,200)

Net cash flows provided by financing activities	49,875	110,114	120,665

Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at the beginning of the period	—	—	—

Cash and cash equivalents at the end of the period	$—	$—	$—

Non-cash operating activities:
Distribution receivable from New Mountain Finance Holdings, L.L.C.	$—	$3,405	$—
Non-cash financing activities:
Dividends declared and payable	$—	$(3,405)	$—
New Mountain Guardian Partners, L.P. exchange of New Mountain Finance Holdings, L.L.C. units for shares	—	—	18,489
New Mountain Finance AIV Holdings Corporation exchange of New Mountain Finance Holdings, L.L.C. units for shares	193,262	56,314	—
Value of shares issued in connection with dividend reinvestment plan	5,084	1,955	—
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	(281)	(323)	(3,998)

The accompanying notes are an integral part of these financial statements.

New Mountain Finance AIV Holdings Corporation

Statements of Assets and Liabilities

(in thousands, except shares)

	December 31, 2013		December 31, 2012
Assets
Investment in New Mountain Finance Holdings, L.L.C., at fair value (cost of $61,993 and $244,015, respectively)	$38,409		$228,013
Distributions receivable from New Mountain Finance Holdings, L.L.C.	—		7,786

Total assets	$38,409		$235,799

Liabilities
Dividends payable	—		7,786

Total liabilities	—		7,786

Net assets
Common stock, par value $0.01 per share 100 shares issued and outstanding	—	(1)	— (1)
Paid in capital in excess of par	61,993		244,015
Distributions in excess of net realized gains	(26,812)		(6,676)
Net unrealized appreciation (depreciation)	3,228		(9,326)

Total net assets	38,409		228,013

Total liabilities and net assets	$38,409		$235,799

(1)
As of December 31, 2013 and December 31, 2012, the par value of the total common stock was $1.

The accompanying notes are an integral part of these financial statements.

New Mountain Finance AIV Holdings Corporation

Statements of Operations

(in thousands)

			From May 19, 2011 (commencement of operations) to December 31, 2011
	Years ended December 31,
	2013	2012
Net investment income allocated from New Mountain Finance Holdings, L.L.C.
Interest income	$22,102	$47,207	$25,399
Dividend income	1,482	357	—
Other income	452	712	439
Total expenses	(10,881)	(22,850)	(10,063)

Net investment income allocated from New Mountain Finance Holdings, L.L.C.	13,155	25,426	15,775
Net realized and unrealized gain (loss) allocated from New Mountain Finance Holdings, L.L.C.
Net realized gains on investments	1,826	11,259	2,158
Net change in unrealized appreciation (depreciation) of investments	1,978	5,433	(10,163)

Net realized and unrealized gain (loss) allocated from New Mountain Finance Holdings, L.L.C.	3,804	16,692	(8,005)

Total net increase in net assets resulting from operations allocated from New Mountain Finance Holdings, L.L.C.	16,959	42,118	7,770

Net realized (losses) gains on investment in New Mountain Finance Holdings, L.L.C.	(14,925)	381	—
Net change in unrealized appreciation (depreciation) on investment in New Mountain Finance Holdings, L.L.C.	10,576	1,616	(6,212)

Net increase in net assets resulting from operations	$12,610	$44,115	$1,558

The accompanying notes are an integral part of these financial statements.

New Mountain Finance AIV Holdings Corporation

Statements of Changes in Net Assets

(in thousands)

			From May 19, 2011 (commencement of operations) to December 31, 2011
	Years ended December 31,
	2013	2012
Increase (decrease) in net assets resulting from operations:
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	$13,155	$25,426	$15,775
Net realized gains on investments allocated from New Mountain Finance Holdings, L.L.C.	1,826	11,259	2,158
Net change in unrealized appreciation (depreciation) of investments allocated from New Mountain Finance Holdings, L.L.C.	1,978	5,433	(10,163)
Net realized (losses) gains on investment in New Mountain Finance Holdings, L.L.C.	(14,925)	381	—
Net change in unrealized appreciation (depreciation) on investment in New Mountain Finance Holdings, L.L.C.	10,576	1,616	(6,212)

Net increase in net assets resulting from operations	12,610	44,115	1,558

Capital transactions
Distribution to New Mountain Guardian AIV, L.P.	(188,868)	(58,216)	—
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	(50)	(241)	(7,559)
Contributions from exchanged shares	—	—	298,407
Dividends declared	(13,296)	(32,660)	(17,391)

Total net (decrease) increase in net assets resulting from capital transactions	(202,214)	(91,117)	273,457

Net (decrease) increase in net assets	(189,604)	(47,002)	275,015
Net assets at the beginning of the period	228,013	275,015	—

Net assets at the end of the period	$38,409	$228,013	$275,015

The accompanying notes are an integral part of these financial statements.

New Mountain Finance AIV Holdings Corporation

Statements of Cash Flows

(in thousands)

	Years ended December 31,		From May 19, 2011 (commencement of operations) to December 31, 2011
	2013	2012
Cash flows from operating activities:
Net increase in net assets resulting from operations	$12,610	$44,115	$1,558
Adjustments to reconcile net (increase) decrease in net assets resulting from operations to net cash (used in) provided by operating activities:
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	(13,155)	(25,426)	(15,775)
Net realized and unrealized (gains) losses allocated from New Mountain Finance Holdings, L.L.C.	(3,804)	(16,692)	8,005
Net realized losses (gains) on investment in New Mountain Finance Holdings, L.L.C.	14,925	(381)	—
Net change in unrealized (appreciation) depreciation in New Mountain Finance Holdings, L.L.C.	(10,576)	(1,616)	6,212
(Increase) decrease in operating assets:
Distributions from New Mountain Finance Holdings, L.L.C.	21,082	24,874	17,391

Net cash flows provided by operating activities	21,082	24,874	17,391

Cash flows from financing activities:
Net proceeds from shares sold	188,868	58,216	—
Distribution to New Mountain Guardian AIV, L.P.	(188,868)	(58,216)	—
Dividends declared	(21,082)	(24,874)	(17,391)

Net cash flows used in financing activities	(21,082)	(24,874)	(17,391)

Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents at the beginning of the period	—	—	—

Cash and cash equivalents at the end of the period	$—	$—	$—

Non-cash operating activities:
Distribution receivable from New Mountain Finance Holdings, L.L.C.	$—	$7,786	$—
Non-cash financing activities:
Dividends declared and payable	$—	$(7,786)	$—
New Mountain Guardian AIV, L.P. contribution of New Mountain Finance Holdings, L.L.C units for shares of New Mountain Finance AIV Holdings, L.L.C.	—	—	298,407
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	(50)	(241)	(7,559)

The accompanying notes are an integral part of these financial statements.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation

December 31, 2013

(in thousands, except units/shares and per unit/share data)

        The information in these combined notes to the financial statements relates to each of the three separate registrants: New Mountain Finance Holdings, L.L.C., New Mountain Finance Corporation and New Mountain Finance AIV Holdings Corporation (collectively, the "Companies"). Information that relates to an individual registrant will be specifically referenced by the respective company. None of the Companies makes any representation as to the information related solely to the other registrants other than itself.

Note 1. Formation and Business Purpose

        New Mountain Finance Holdings, L.L.C. (the "Operating Company" or the "Master Fund") is a Delaware limited liability company. The Operating Company is externally managed and has elected to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). As such, the Operating Company is obligated to comply with certain regulatory requirements. The Operating Company intends to be treated as a partnership for federal income tax purposes for so long as it has at least two members.

        The Operating Company is externally managed by New Mountain Finance Advisers BDC, L.L.C. (the "Investment Adviser"). New Mountain Finance Administration, L.L.C. (the "Administrator") provides the administrative services necessary for operations. The Investment Adviser and Administrator are wholly-owned subsidiaries of New Mountain Capital (defined as New Mountain Capital Group, L.L.C. and its affiliates). New Mountain Capital is a firm with a track record of investing in the middle market and with assets under management (which includes amounts committed, not all of which have been drawn down and invested to date) totaling more than $12.0 billion as of December 31, 2013, which includes total assets held by the Operating Company. New Mountain Capital focuses on investing in defensive growth companies across its private equity, public equity, and credit investment vehicles. The Operating Company, formerly known as New Mountain Guardian (Leveraged), L.L.C., was originally formed as a subsidiary of New Mountain Guardian AIV, L.P. ("Guardian AIV") by New Mountain Capital in October 2008. Guardian AIV was formed through an allocation of approximately $300.0 million of the $5.1 billion of commitments supporting New Mountain Partners III, L.P., a private equity fund managed by New Mountain Capital. In February 2009, New Mountain Capital formed a co-investment vehicle, New Mountain Guardian Partners, L.P., comprising $20.4 million of commitments. New Mountain Guardian (Leveraged), L.L.C. and New Mountain Guardian Partners, L.P., together with their respective direct and indirect wholly-owned subsidiaries, are defined as the "Predecessor Entities".

        New Mountain Finance Corporation ("NMFC") is a Delaware corporation that was originally incorporated on June 29, 2010. NMFC is a closed-end, non-diversified management investment company that has elected to be treated as a BDC under the 1940 Act. As such, NMFC is obligated to comply with certain regulatory requirements. NMFC has elected to be treated, and intends to comply with the requirements to continue to qualify annually, as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code").

        New Mountain Finance AIV Holdings Corporation ("AIV Holdings") is a Delaware corporation that was originally incorporated on March 11, 2011. Guardian AIV, a Delaware limited partnership, is AIV Holdings' sole stockholder. AIV Holdings is a closed-end, non-diversified management investment company that has elected to be treated as a BDC under the 1940 Act. As such, AIV Holdings is

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 1. Formation and Business Purpose (Continued)

obligated to comply with certain regulatory requirements. AIV Holdings has elected to be treated, and intends to comply with the requirements to continue to qualify annually, as a RIC under the Code.

        On May 19, 2011, NMFC priced its initial public offering (the "IPO") of 7,272,727 shares of common stock at a public offering price of $13.75 per share. Concurrently with the closing of the IPO and at the public offering price of $13.75 per share, NMFC sold an additional 2,172,000 shares of its common stock to certain executives and employees of, and other individuals affiliated with, New Mountain Capital in a concurrent private placement (the "Concurrent Private Placement"). Additionally, 1,252,964 shares were issued to the partners of New Mountain Guardian Partners, L.P. at that time for their ownership interest in the Predecessor Entities. In connection with NMFC's IPO and through a series of transactions, the Operating Company owns all of the operations of the Predecessor Entities, including all of the assets and liabilities related to such operations.

        NMFC and AIV Holdings are holding companies with no direct operations of their own, and their sole asset is their ownership in the Operating Company. NMFC and AIV Holdings each entered into a joinder agreement with respect to the Limited Liability Company Agreement, as amended and restated, of the Operating Company, pursuant to which NMFC and AIV Holdings were admitted as members of the Operating Company. NMFC acquired from the Operating Company, with the gross proceeds of the IPO and the Concurrent Private Placement, common membership units ("units") of the Operating Company (the number of units are equal to the number of shares of NMFC's common stock sold in the IPO and the Concurrent Private Placement). Additionally, NMFC received units of the Operating Company equal to the number of shares of common stock of NMFC issued to the partners of New Mountain Guardian Partners, L.P. Guardian AIV was the parent of the Operating Company prior to the IPO and, as a result of the transactions completed in connection with the IPO, obtained units in the Operating Company. Guardian AIV contributed its units in the Operating Company to its newly formed subsidiary, AIV Holdings, in exchange for common stock of AIV Holdings. AIV Holdings has the right to exchange all or any portion of its units in the Operating Company for shares of NMFC's common stock on a one-for-one basis at any time.

        Since NMFC's IPO, and through December 31, 2013, NMFC raised approximately $233,468 in net proceeds from additional offerings of common stock and issued shares of its common stock valued at approximately $249,576 on behalf of AIV Holdings for exchanged units. NMFC acquired from the Operating Company units of the Operating Company equal to the number of shares of NMFC's common stock sold in the additional offerings. As of December 31, 2013, NMFC and AIV Holdings owned approximately 94.4% and 5.6%, respectively, of the units of the Operating Company.

        The current structure was designed to generally prevent NMFC from being allocated taxable income with respect to unrecognized gains that existed at the time of the IPO in the Predecessor Entities' assets, and rather such amounts would be allocated generally to AIV Holdings. The result is that any distributions made to NMFC's stockholders that are attributable to such gains generally will not be treated as taxable dividends but rather as return of capital.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 1. Formation and Business Purpose (Continued)

        The diagram below depicts the Companies' organizational structure as of December 31, 2013.

*
Includes partners of New Mountain Guardian Partners, L.P.

**
These common membership units are exchangeable into shares of NMFC common stock on a one-for-one basis.

***
New Mountain Finance SPV Funding, L.L.C. ("NMF SLF").

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 1. Formation and Business Purpose (Continued)

        The Operating Company's investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the Operating Company's investments may also include equity interests. The primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance.

Note 2. Summary of Significant Accounting Policies

        Basis of accounting—The Companies' financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The Operating Company consolidates its wholly-owned subsidiary, NMF SLF. NMFC and AIV Holdings do not consolidate the Operating Company. NMFC and AIV Holdings apply investment company master-feeder financial statement presentation, as described in Accounting Standards Codification 946, Financial Services—Investment Companies, ("ASC 946") to their interest in the Operating Company. NMFC and AIV Holdings observe that it is industry practice to follow the presentation prescribed for a master fund-feeder fund structure in ASC 946 in instances in which a master fund is owned by more than one feeder fund and that such presentation provides stockholders of NMFC and AIV Holdings with a clearer depiction of their investment in the master fund.

        The Companies' financial statements reflect all adjustments and reclassifications which, in the opinion of management, are necessary for the fair presentation of the results of operations and financial condition for all periods presented. All intercompany transactions have been eliminated. Revenues are recognized when earned and expenses when incurred. The financial results of the Operating Company's portfolio investments are not consolidated in the financial statements. Prior to the IPO, an affiliate of the Predecessor Entities paid a majority of the management and incentive fees. Historical operating expenses do not reflect the allocation of certain professional fees, administrative and other expenses that have been incurred following the completion of the IPO. Accordingly, the Operating Company's historical operating expenses are not comparable to its operating expenses after the completion of the IPO.

        The Companies' financial statements are prepared in accordance with GAAP and pursuant to the requirements for reporting on Form 10-K and Article 6 of Regulation S-X. In the opinion of management, all adjustments, consisting solely of normal recurring accruals considered necessary for the fair presentation of financial statements have been included.

        Investments—The Operating Company applies fair value accounting in accordance with GAAP. Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Investments are reflected on the Operating Company's Consolidated Statements of Assets, Liabilities and Members' Capital at fair value, with changes in unrealized gains and losses resulting from changes in fair value reflected in the Operating Company's Consolidated Statements of Operations as "Net change in unrealized

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 2. Summary of Significant Accounting Policies (Continued)

appreciation (depreciation) of investments" and realizations on portfolio investments reflected in the Operating Company's Consolidated Statements of Operations as "Net realized gains (losses) on investments".

        The Operating Company values its assets on a quarterly basis, or more frequently if required under the 1940 Act. In all cases, the Operating Company's board of directors is ultimately and solely responsible for determining the fair value of the portfolio investments on a quarterly basis in good faith, including investments that are not publicly traded, those whose market prices are not readily available and any other situation where its portfolio investments require a fair value determination. Security transactions are accounted for on a trade date basis. The Operating Company's quarterly valuation procedures are set forth in more detail below:

  (1)
  Investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.

  (2)
  Investments for which indicative prices are obtained from various pricing services and/or brokers or dealers are valued through a multi-step valuation process, as described below, to determine whether the quote(s) obtained is representative of fair value in accordance with GAAP.

  a.
  Bond quotes are obtained through independent pricing services. Internal reviews are performed by the investment professionals of the Investment Adviser to ensure that the quote obtained is representative of fair value in accordance with GAAP and if so, the quote is used. If the Investment Adviser is unable to sufficiently validate the quote(s) internally and if the investment's par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below); and

  b.
  For investments other than bonds, the Operating Company looks at the number of quotes readily available and performs the following:

  i.
  Investments for which two or more quotes are received from a pricing service are valued using the mean of the mean of the bid and ask of the quotes obtained.

  ii.
  Investments for which one quote is received from a pricing service are validated internally. The investment professionals of the Investment Adviser analyze the market quotes obtained using an array of valuation methods (further described below) to validate the fair value. If the Investment Adviser is unable to sufficiently validate the quote internally and if the investment's par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below).

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 2. Summary of Significant Accounting Policies (Continued)

  (3)
  Investments for which quotations are not readily available through exchanges, pricing services, brokers, or dealers are valued through a multi-step valuation process:

  a.
  Each portfolio company or investment is initially valued by the investment professionals of the Investment Adviser responsible for the credit monitoring;

  b.
  Preliminary valuation conclusions will then be documented and discussed with the Operating Company's senior management;

  c.
  If an investment falls into (3) above for four consecutive quarters and if the investment's par value or its fair value exceeds the materiality threshold, then at least once each fiscal year, the valuation for each portfolio investment for which the Operating Company does not have a readily available market quotation will be reviewed by an independent valuation firm engaged by the Companies' board of directors; and

  d.
  When deemed appropriate by the Operating Company's management, an independent valuation firm may be engaged to review and value investment(s) of a portfolio company, without any preliminary valuation being performed by the Investment Adviser. The investment professionals of the Investment Adviser will review and validate the value provided.

        For investments in revolving credit facilities and delayed draw commitments, the cost basis of the funded investments purchased is offset by any netbacks received for any unfunded portion on the total balance committed. The fair value is also adjusted for the price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative fair value until it is called and funded.

        The values assigned to investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Operating Company's investments may fluctuate from period to period and the fluctuations could be material.

        NMFC and AIV Holdings are holding companies with no direct operations of their own, and their sole asset is their ownership in the Operating Company. NMFC's and AIV Holdings' investments in the Operating Company are carried at fair value and represent the respective pro-rata interest in the net assets of the Operating Company as of the applicable reporting date. NMFC and AIV Holdings value their ownership interest on a quarterly basis, or more frequently if required under the 1940 Act.

        See Note 3, Investments, for further discussion relating to investments.

        Cash and cash equivalents—Cash and cash equivalents include cash and short-term, highly liquid investments. The Companies define cash equivalents as securities that are readily convertible into known amounts of cash and so near maturity that there is insignificant risk of changes in value. Generally, these securities have original maturities of three months or less.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 2. Summary of Significant Accounting Policies (Continued)

Revenue recognition

        The Operating Company's revenue recognition policies are as follows:

          Sales and paydowns of investments:     Realized gains and losses on investments are determined on the specific identification method.

          Interest income:     Interest income, including amortization of premium and discount using the effective interest method, is recorded on the accrual basis and periodically assessed for collectability. Interest income also includes interest earned from cash on hand. Upon the prepayment of a loan or debt security, any prepayment penalties are recorded as part of interest income. The Operating Company has loans in the portfolio that contain a payment-in-kind ("PIK") provision. PIK represents interest that is accrued and recorded as interest income at the contractual rates, added to the loan principal on the respective capitalization dates, and generally due at maturity.

          Non-accrual income:     Loans are placed on non-accrual status when principal or interest payments are past due 30 days or more and when there is reasonable doubt that principal or interest will be collected. Accrued cash and un-capitalized PIK interest is generally reversed when a loan is placed on non-accrual status. Previously capitalized PIK interest is not reversed when an investment is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management's judgment of the ultimate outcome. Non-accrual loans are restored to accrual status when past due principal and interest is paid and, in management's judgment, are likely to remain current.

          Dividend income:     Dividend income is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies.

          Other income:     Other income represents delayed compensation, consent or amendment fees, revolver fees and other miscellaneous fees received. Delayed compensation is income earned from counterparties on trades that do not settle within a set number of business days after trade date. Other income may also include fees from bridge loans. The Operating Company may from time to time enter into bridge financing commitments, an obligation to provide interim financing to a counterparty until permanent credit can be obtained. These commitments are short-term in nature and may expire unfunded. A fee is received by the Operating Company for providing such commitments.

        NMFC's and AIV Holdings' revenue recognition policies are as follows:

          Revenue, expenses, and capital gains (losses):     At each quarterly valuation date, the Operating Company's investment income, expenses, net realized gains (losses), and net increase (decrease) in unrealized appreciation (depreciation) are allocated to NMFC and AIV Holdings based on their pro-rata interest in the net assets of the Operating Company. This is recorded on NMFC's and AIV Holdings' Statements of Operations. Realized gains and losses are recorded upon sales of NMFC's and AIV Holdings' investments in the Operating Company. Net change in unrealized

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 2. Summary of Significant Accounting Policies (Continued)

  appreciation (depreciation) of investment in New Mountain Finance Holdings, L.L.C. is the difference between the net asset value per share and the closing price per share for shares issued as part of the dividend reinvestment plan on the dividend payment date. This net change in unrealized appreciation (depreciation) of investment in New Mountain Finance Holdings, L.L.C. includes the unrealized appreciation (depreciation) from the IPO. NMFC used the proceeds from its IPO and Concurrent Private Placement to purchase units in the Operating Company at $13.75 per unit (its IPO price per share). At the IPO date, $13.75 per unit represented a discount to the actual net asset value per unit of the Operating Company. As a result, NMFC experienced immediate unrealized appreciation on its investment. Concurrently, AIV Holdings experienced immediate unrealized depreciation on its investment in the Operating Company equal to the difference between NMFC's IPO price of $13.75 per unit and the actual net asset value per unit.

          All expenses, including those of NMFC and AIV Holdings, are paid and recorded by the Operating Company. Expenses are allocated to NMFC and AIV Holdings based on pro-rata ownership interest. In addition, the Operating Company paid all of the offering costs related to the IPO and subsequent offerings. NMFC and AIV Holdings have recorded their portion of the offering costs as a direct reduction to net assets and the cost of their investment in the Operating Company.

          With respect to the expenses incident to any registration of shares of NMFC's common stock issued in exchange for AIV Holdings' units of the Operating Company, AIV Holdings is directly responsible for the expenses of any demand registration (including underwriters' discounts or commissions) and their pro-rata share of any "piggyback" registration expenses.

        Interest and other credit facility expenses—Interest and other credit facility fees are recorded on an accrual basis by the Operating Company. See Note 7, Borrowing Facilities, for details.

        Deferred credit facility costs—The deferred credit facility costs of the Operating Company consist of capitalized expenses related to the origination and amending of the Operating Company's existing credit facilities. The Operating Company amortizes these costs into expense using the straight-line method over the stated life of the related credit facility. See Note 7, Borrowing Facilities, for details.

        Income taxes—The Operating Company is treated as a partnership for federal income tax purposes and as such is generally not subject to federal or state and local income taxes except with respect to state source income received from underlying investments. The partners are individually responsible for reporting income or loss based on their respective share of the revenues and expenses. The Operating Company files United States ("U.S.") federal, state, and local income tax returns.

        NMFC and AIV Holdings have elected to be treated, and intend to comply with the requirements to qualify annually, as RICs under subchapter M of the Code. As RICs, NMFC and AIV Holdings are not subject to federal income tax on the portion of taxable income and gains timely distributed to stockholders; therefore, no provision for income taxes has been recorded.

        To continue to qualify as RICs, NMFC and AIV Holdings are required to meet certain income and asset diversification tests in addition to distributing at least 90.0% of their respective investment

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 2. Summary of Significant Accounting Policies (Continued)

company taxable income, as defined by the Code. Since federal income tax regulations differ from GAAP, distributions in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes.

        Differences between taxable income and the results of operations for financial reporting purposes may be permanent or temporary in nature. Permanent differences are reclassified among capital accounts in the financial statements to reflect their tax character. Differences in classification may also result from the treatment of short-term gains as ordinary income for tax purposes.

        For federal income tax purposes, distributions paid to stockholders of NMFC and AIV Holdings are reported as ordinary income, return of capital, long term capital gains or a combination thereof.

        NMFC and AIV Holdings will be subject to a 4.0% nondeductible federal excise tax on certain undistributed income unless NMFC and AIV Holdings distribute, in a timely manner as required by the Code, an amount at least equal to the sum of (1) 98.0% of their respective net ordinary income earned for the calendar year and (2) 98.2% of their respective capital gain net income for the one-year period ending October 31 in the calendar year.

        The Companies have adopted the Income Taxes topic of the Codification ("ASC 740"). ASC 740 provides guidance for income taxes, including how uncertain income tax positions should be recognized, measured, and disclosed in the financial statements. Based on their analyses, the Companies have determined that there were no material uncertain income tax positions through December 31, 2013. The 2011, 2012 and 2013 tax years remain subject to examination by the U.S. federal, state, and local tax authorities.

        Dividends—Distributions to common unit holders of the Operating Company and common stockholders of NMFC and AIV Holdings are recorded on the record date as set by the respective board of directors. In order for NMFC and AIV Holdings to pay a dividend or other distribution to holders of their common stock, it must be accompanied by a prior distribution by the Operating Company to all of its unit holders. The Operating Company intends to make distributions to its unit holders that will be sufficient to enable NMFC and AIV Holdings to pay quarterly distributions to their stockholders and to maintain their status as RICs. NMFC and AIV Holdings intend to distribute approximately all of their portion of the Operating Company's adjusted net investment income (see Note 5, Agreements) on a quarterly basis and substantially all of their portion of the Operating Company's taxable income on an annual basis, except that NMFC may retain certain net capital gains for reinvestment.

        Under certain circumstances, the distributions that the Operating Company makes to its members may not be sufficient for AIV Holdings to satisfy the annual distribution requirement necessary for AIV Holdings to continue to qualify as a RIC. In that case, it is expected that Guardian AIV would consent to be treated as if it received distributions from AIV Holdings sufficient to satisfy the annual distribution requirement. Guardian AIV would be required to include the consent dividend in its taxable income as a dividend from AIV Holdings, which would result in phantom (i.e., non-cash) taxable income to Guardian AIV. AIV Holdings intends to make quarterly distributions to Guardian AIV, its sole stockholder, out of assets legally available for distribution each quarter.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 2. Summary of Significant Accounting Policies (Continued)

        The Operating Company and NMFC are required to take certain actions in order to maintain, at all times, a one-to-one ratio between the number of units held by NMFC and the number of shares of NMFC's common stock outstanding. NMFC has adopted a dividend reinvestment plan that provides on behalf of its stockholders for reinvestment of any distributions declared, unless a stockholder elects to receive cash. Cash distributions reinvested in additional shares of NMFC's common stock will be automatically reinvested by NMFC into additional units of the Operating Company. In addition, AIV Holdings does not intend to reinvest any distributions received from the Operating Company in additional units of the Operating Company.

        NMFC applies the following in implementing the dividend reinvestment plan. If the price at which newly issued shares are to be credited to stockholders' accounts is greater than 110.0% of the last determined net asset value of the shares, NMFC will use only newly issued shares to implement its dividend reinvestment plan. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of NMFC's common stock on the New York Stock Exchange ("NYSE") on the distribution payment date. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, the average of their electronically reported bid and asked prices. If NMFC uses newly issued shares to implement the plan, NMFC will receive, on a one-for-one basis, additional units of the Operating Company in exchange for cash distributions that are reinvested in shares of NMFC's common stock under the dividend reinvestment plan.

        If the price at which newly issued shares are to be credited to stockholders' accounts is less than 110.0% of the last determined net asset value of the shares, NMFC will either issue new shares or instruct the plan administrator to purchase shares in the open market to satisfy the additional shares required. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market. The number of shares of NMFC's common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of NMFC's stockholders have been tabulated.

        Foreign securities—The accounting records of the Operating Company are maintained in U.S. dollars. Investment securities denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies on the respective dates of the transactions. The Operating Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with "Net change in unrealized appreciation (depreciation) of investments" and "Net realized gains (losses) on investments" in the Operating Company's Consolidated Statements of Operations.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 2. Summary of Significant Accounting Policies (Continued)

        Investments denominated in foreign currencies may be negatively affected by movements in the rate of exchange between the U.S. dollar and such foreign currencies. This movement is beyond the control of the Operating Company and cannot be predicted.

        Use of estimates—The preparation of the Companies' financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Companies' financial statements and the reported amounts of revenues and expenses during the reporting periods. Changes in the economic environment, financial markets, and other metrics used in determining these estimates could cause actual results to differ from the estimates used, and the differences could be material.

        Dividend income recorded related to distributions received from flow-through investments is an accounting estimate based on the most recent estimate of the tax treatment of the distribution. During the quarter ended September 30, 2013, the Operating Company changed an accounting estimate related to the classification of dividend income for a distribution recorded in the prior quarter from one of the Operating Company's warrant investments. Based on tax projections received during the quarter ended September 30, 2013, the Operating Company reduced the warrant cost basis by $466 and corresponding dividend income previously recorded by $1,799, and recorded a realized gain of $1,333 to agree to the tax treatment on the investment. This resulted in a reclass of $360 from incentive fee to capital gains incentive fee. Based on updated tax projections received during the quarter ended December 31, 2013, the Operating Company increased dividend income previously recorded by $224 and reduced the realized gain previously recorded by $224 to agree to the tax treatment on the investment. This resulted in a reclass of $45 from capital gains incentive fee to incentive fee.

Note 3. Investments

        At December 31, 2013 the Operating Company's investments consisted of the following:

  Investment Cost and Fair Value by Type

	Cost	Fair Value
First lien	$550,534	$553,549
Second lien	460,078	468,945
Subordinated	25,152	26,863
Equity and other	58,316	66,294

Total investments	$1,094,080	$1,115,651

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 3. Investments (Continued)

  Investment Cost and Fair Value by Industry

	Cost	Fair Value
Software	$243,158	$249,174
Education	225,214	235,787
Business Services	140,797	145,465
Distribution & Logistics	120,156	120,247
Federal Services	84,965	83,888
Healthcare Services	78,295	80,331
Energy	69,757	69,255
Media	42,808	45,932
Healthcare Products	40,285	41,772
Consumer Services	14,918	15,628
Industrial Services	13,858	14,263
Healthcare Information Technology	13,454	7,324
Information Technology	6,415	6,585

Total investments	$1,094,080	$1,115,651

        At December 31, 2012 the Operating Company's investments consisted of the following:

  Investment Cost and Fair Value by Type

	Cost	Fair Value
First lien	$496,931	$493,502
Second lien	433,829	441,073
Subordinated	43,097	45,148
Equity and other	2,386	10,097

Total investments	$976,243	$989,820

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 3. Investments (Continued)

  Investment Cost and Fair Value by Industry

	Cost	Fair Value
Software	$241,742	$246,696
Education	155,047	150,151
Healthcare Services	139,370	143,724
Business Services	140,426	143,420
Federal Services	95,150	95,428
Distribution & Logistics(1)	51,320	51,834
Consumer Services	41,173	41,625
Media	26,582	34,001
Healthcare Products	25,659	27,220
Industrial Services	13,825	14,105
Retail	11,597	12,146
Healthcare Information Technology	14,550	10,291
Energy	9,852	10,072
Information Technology	6,476	6,711
Power Generation	3,474	2,396

Total investments	$976,243	$989,820

(1)
Industries were disclosed separately in previously issued financial statements.

        During the quarter ended December 31, 2013, the Operating Company sold its first lien position in ATI Acquisition Company, resulting in a realized loss of $4,306. Prior to the sale, this investment had a cost basis of $4,306, a zero fair value and total unearned interest income of $611 for the year ended. As of December 31, 2013, the Operating Company's two super priority first lien positions in ATI Acquisition Company remained on non-accrual status due to the inability of the portfolio company to service its interest payment for the year then ended and uncertainty about its ability to pay such amounts in the future. During the third quarter of 2013, the Operating Company received preferred shares and warrants in Ancora Acquisition LLC, in relation to the two super priority first lien positions in ATI Acquisition Company. As of December 31, 2013, the Operating Company's investment in ATI Acquisition Company and Ancora Acquisition LLC had an aggregate cost basis of $1,611, an aggregate fair value of $419 and total unearned interest income of $316 for the year then ended. As of December 31, 2012, the Operating Company's original first lien position in ATI Acquisition Company was put on non-accrual status, with a cost basis of $4,306, a fair value of zero and total unearned interest income of $653 for the year then ended. The Operating Company's two super priority first lien debt investments in ATI Acquisition Company had a combined cost basis of $1,611 and a combined fair value of $752 as of December 31, 2012. During the third quarter of 2012, the Operating Company placed the super priority first lien positions on non-accrual status as well, resulting in total unearned interest income of $310 for the year ended December 31, 2012. As of December 31, 2012, the Operating Company's total investment in ATI Acquisition Company had an aggregate cost basis of

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 3. Investments (Continued)

$5,917 and an aggregate fair value of $752. As of December 31, 2013 and December 31, 2012, unrealized gains (losses) include a fee that the Operating Company would receive upon maturity of the two super priority first lien debt investments.

        As of December 31, 2013, the Operating Company had unfunded commitments on revolving credit facilities and bridge facilities of $15,500 and $0, respectively. The Operating Company did not have any unfunded commitments in the form of a delayed draw or other future funding commitments as of December 31, 2013. The unfunded commitments on revolving credit facilities are disclosed on the Operating Company's Consolidated Schedule of Investments as of December 31, 2013.

        As of December 31, 2012, the Operating Company had unfunded commitments on revolving credit facilities and bridge facilities of $10,500 and $0, respectively. The Operating Company did not have any unfunded commitments in the form of a delayed draw or other future funding commitments as of December 31, 2012. The unfunded commitments on revolving credit facilities are disclosed on the Operating Company's Consolidated Schedule of Investments as of December 31, 2012.

        Investment risk factors—First and second lien debt that the Operating Company invests in is entirely, or almost entirely, rated below investment grade or may be unrated. These loans are considered speculative because of the credit risk of the issuers. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal and such defaults could reduce the net asset value and income distributions of the Operating Company. First and second lien debt may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these first and second lien loans. This illiquidity may make it more difficult to value the debt.

        Subordinated debt is generally subject to similar risks as those associated with first and second lien debt, except that such debt is subordinated in payment and /or lower in lien priority. Subordinated debt is subject to the additional risk that the cash flow of the borrower and the property securing the debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured and unsecured obligations of the borrower.

Note 4. Fair Value

        Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification 820, Fair Value Measurements and Disclosures ("ASC 820"), establishes a fair value hierarchy that prioritizes and ranks the inputs to valuation techniques used in measuring investments at fair value. The hierarchy classifies the inputs used in measuring fair value into three levels as follows:

  Level I—Quoted prices (unadjusted) are available in active markets for identical investments and the Operating Company has the ability to access such quotes as of the reporting date. The type of investments which would generally be included in Level I include active exchange-traded equity securities and exchange-traded derivatives. As required by ASC 820, the Operating Company, to the extent that it holds such investments, does not adjust the quoted price for these investments,

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 4. Fair Value (Continued)

  even in situations where the Operating Company holds a large position and a sale could reasonably impact the quoted price.

  Level II—Pricing inputs are observable for the investments, either directly or indirectly, as of the reporting date, but are not the same as those used in Level I. Level II inputs include the following:

    •
    Quoted prices for similar assets or liabilities in active markets;

    •
    Quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

    •
    Pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including foreign exchange forward contracts); and

    •
    Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.

  Level III—Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment.

        The inputs used to measure fair value may fall into different levels. In all instances when the inputs fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level of input that is significant to the fair value measurement in its entirety. As such, a Level III fair value measurement may include inputs that are both observable (Levels I and II) and unobservable (Level III). Gains and losses for such assets categorized within the Level III table below may include changes in fair value that are attributable to both observable inputs (Levels II and III) and unobservable inputs (Level III).

        The inputs into the determination of fair value require significant judgment or estimation by management and consideration of factors specific to each investment. A review of the fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in the transfer of certain investments within the fair value hierarchy from period to period. Reclassifications impacting the fair value hierarchy are reported as transfers in/out of the respective leveling categories as of the beginning of the quarter in which the reclassifications occur.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 4. Fair Value (Continued)

        The following table summarizes the levels in the fair value hierarchy that the Operating Company's portfolio investments fall into as of December 31, 2013:

	Total	Level I	Level II	Level III
First lien	$553,549	$—	$525,138	$28,411
Second lien	468,945	—	413,407	55,538
Subordinated	26,863	—	21,692	5,171
Equity and other	66,294	1,694	—	64,600

Total investments	$1,115,651	$1,694	$960,237	$153,720

        The following table summarizes the levels in the fair value hierarchy that the Operating Company's portfolio investments fall into as of December 31, 2012:

	Total	Level I	Level II	Level III
First lien	$493,502	$—	$450,617	$42,885
Second lien	441,073	—	397,818	43,255
Subordinated	45,148	—	22,257	22,891
Equity and other	10,097	—	—	10,097

Total investments	$989,820	$—	$870,692	$119,128

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 4. Fair Value (Continued)

        The following table summarizes the changes in fair value of Level III portfolio investments for the year ended December 31, 2013, as well as the portion of appreciation (depreciation) included in income attributable to unrealized appreciation (depreciation) related to those assets and liabilities still held by the Operating Company at December 31, 2013:

	Total	First Lien		Second Lien	Subordinated	Equity and other(3)
Fair value, December 31, 2012	$119,128	$42,885		$43,255	$22,891	$10,097
Total gains or losses included in earnings:
Net realized (losses) gains on investments	(1,623)	(3,986)		380	380	1,603
Net change in unrealized appreciation (depreciation)	5,251	4,319		843	506	(417)
Purchases, including capitalized PIK and revolver fundings	120,147	28,874		31,060	2,620	57,593
Proceeds from sales and paydowns of investments	(85,910)	(41,417)		(20,000)	(21,226)	(3,267)
Transfers into Level III	6,574	6,574	(1)	—	—	—
Transfers out of Level III	(9,847)	(8,838	)(1)	—	—	(1,009	)(2)

Fair value, December 31, 2013	$153,720	$28,411		$55,538	$5,171	$64,600

Unrealized appreciation (depreciation) for the period relating to those Level III assets that were still held by the Operating Company at the end of the period:	$821	$(333)		$722	$409	$23

(1)
As of December 31, 2013, the portfolio investments were transferred into Level III from Level II and out of Level III into Level II at fair value as of the beginning of the quarter in which the reclassifications occurred.

(2)
As of December 31, 2013, the portfolio investments were transferred out of Level III into Level I at fair value as of the beginning of the quarter in which the reclassifications occurred.

(3)
During the year ended December 31, 2013, the Operating Company received dividends of $5,049 from its equity and other investments, which were recorded as dividend income. Estimates related to the tax characterization of these distributions were provided as of December 31, 2013.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 4. Fair Value (Continued)

        The following table summarizes the changes in fair value of Level III portfolio investments for the year ended December 31, 2012, as well as the portion of appreciation (depreciation) included in income attributable to unrealized appreciation (depreciation) related to those assets and liabilities still held by the Operating Company at December 31, 2012:

	Total	First Lien	Second Lien	Subordinated	Equity and other
Fair value, December 31, 2011	$90,967	$33,141	$48,405	$6,571	$2,850
Total gains or losses included in earnings:
Net realized gains (losses) on investments	4,950	4,927	23	—	—
Net change in unrealized (depreciation) appreciation	(185)	(7,918)	(173)	(75)	7,981
Purchases, including capitalized PIK and revolver fundings	75,647	49,205	10,020	16,395	27
Proceeds from sales and paydowns of investments	(36,555)	(30,328)	(5,000)	—	(1,227)
Transfers into Level III(1)	20,347	19,881	—	—	466	(2)
Transfers out of Level III(1)	(36,043)	(26,023)	(10,020)	—	—

Fair value, December 31, 2012	$119,128	$42,885	$43,255	$22,891	$10,097

Unrealized appreciation (depreciation) for the period relating to those Level III assets that were still held by the Operating Company at the end of the period:	$3,689	$(4,216)	$(1)	$(75)	$7,981

(1)
As of December 31, 2012, the portfolio investments were transferred into Level III from Level II and out of Level III into Level II at fair value as of the beginning of the quarter in which the reclassifications occurred.

(2)
This Level III transfer relates to the Operating Company's investment in warrants of YP Equity Investors LLC, which was valued with YP Holdings LLC's second lien debt as of June 30, 2012.

        Except as noted in the tables above, there were no other transfers in or out of Level I, II, or III during the years ended December 31, 2013 and December 31, 2012. Transfers into Level III occurred as quotations obtained through pricing services were not deemed representative of fair value as of the balance sheet date and such assets were internally valued. As quotations obtained through pricing services were substantiated through additional market sources, investments were transferred out of Level III. The Operating Company invests in revolving credit facilities. These investments are categorized as Level III investments as these assets are not actively traded and their fair values are often implied by the term loans of the respective portfolio companies.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 4. Fair Value (Continued)

        The Operating Company generally uses the following framework when determining the fair value of investments where there are little, if any, market activity or observable pricing inputs.

        Company Performance, Financial Review, and Analysis:    Prior to investment, as part of its due diligence process, the Operating Company evaluates the overall performance and financial stability of the portfolio company. Post investment, the Operating Company analyzes each portfolio company's current operating performance and relevant financial trends versus prior year and budgeted results, including, but not limited to, factors affecting its revenue and earnings before interest, taxes, depreciation, and amortization ("EBITDA") growth, margin trends, liquidity position, covenant compliance and changes to its capital structure. The Operating Company also attempts to identify and subsequently track any developments at the portfolio company, within its customer or vendor base or within the industry or the macroeconomic environment, generally, that may alter any material element of its original investment thesis. This analysis is specific to each portfolio company. The Operating Company leverages the knowledge gained from its original due diligence process, augmented by this subsequent monitoring, to continually refine its outlook for each of its portfolio companies and ultimately form the valuation of its investment in each portfolio company. When an external event such as a purchase transaction, public offering or subsequent sale occurs, the Operating Company will consider the pricing indicated by the external event to corroborate the private valuation.

        Market Based Approach:    The Operating Company typically estimates the total enterprise value of each portfolio company by utilizing market value cash flow (EBITDA) multiples of publicly traded comparable companies. The Operating Company considers numerous factors when selecting the appropriate companies whose trading multiples are used to value its portfolio companies. These factors include, but are not limited to, the type of organization, similarity to the business being valued, relevant risk factors, as well as size, profitability and growth expectations. The Operating Company generally applies an average of various relevant comparable company EBITDA multiples to the portfolio company's latest twelve month ("LTM") EBITDA or projected EBITDA to calculate portfolio company enterprise value. In applying the market based approach as of December 31, 2013, the Operating Company used the relevant EBITDA ranges set forth in the table below to determine the enterprise value of investments in six of its portfolio companies. The Operating Company believes this was a reasonable range in light of current comparable company trading levels and the specific companies involved.

        Income Based Approach:    The Operating Company also typically uses a discounted cash flow analysis to estimate the fair value of the investment. Projected cash flows represent the relevant security's contractual interest, fee and principal payments plus the assumption of full principal recovery at the investment's expected maturity date. These cash flows are discounted at a rate established utilizing a yield calibration approach, which incorporates changes in the credit quality (as measured by relevant statistics) of the portfolio company, as compared to changes in the yield associated with comparable credit quality market indices, between the date of origination and the valuation date. In

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 4. Fair Value (Continued)

applying the income based approach as of December 31, 2013, the Operating Company used the discount ranges set forth in the table below to value investments in eight of its portfolio companies.

				Range
Type	Fair Value	Approach	Unobservable Input	Low		High		Weighted Average
First lien	$28,411	Market approach	EBITDA multiple	7.0	x	10.0	x	8.5	x
		Income approach	Discount rate	9.2%		10.2%		9.7%
Second lien	55,538	Market approach	EBITDA multiple	5.0	x	7.5	x	6.2	x
		Income approach	Discount rate	10.1%		11.7%		11.1%
Subordinated	5,171	Market approach	EBITDA multiple	7.0	x	9.0	x	8.0	x
		Income approach	Discount rate	13.0%		15.0%		14.0%
Equity and other	64,600	Market approach	EBITDA multiple	1.3	x	7.5	x	4.7	x
		Income approach	Discount rate	8.0%		20.0%		13.6%

	$153,720	Black Scholes analysis	Expected life in years	2.0		4.0		2.6

			Volatility	21.0%		36.6%		27.9%
			Discount rate	0.3%		3.0%		0.8%

        Based on a comparison to similar BDC credit facilities, the terms and conditions of the Holdings Credit Facility and the SLF Credit Facility (as defined in Note 7, Borrowing Facilities) are representative of market. The carrying values of the Holdings Credit Facility and SLF Credit Facility approximate fair value as of December 31, 2013, as both facilities are continually monitored and examined by both the borrower and the lender. Both facilities were amended and restated during the year ended December 31, 2012 to lower the applicable interest rate spread by 0.25% and to increase the maximum amount of revolving borrowings available under the respective facilities. Additionally for the year ended December 31, 2013, the Holdings Credit Facility was amended and restated to further increase the maximum amount of revolving borrowings available. See Note 7, Borrowing Facilities, for details. The fair value of other financial assets and liabilities approximates their carrying value based on the short term nature of these items. The fair value disclosures discussed in this paragraph are considered Level III.

        Fair value risk factors—The Operating Company seeks investment opportunities that offer the possibility of attaining substantial capital appreciation. Certain events particular to each industry in which the Operating Company's portfolio companies conduct their operations, as well as general economic and political conditions, may have a significant negative impact on the operations and profitability of the Operating Company's investments and/or on the fair value of the Operating Company's investments. The Operating Company's investments are subject to the risk of non-payment of scheduled interest or principal, resulting in a reduction in income to the Operating Company and thus the income of NMFC and AIV Holdings, and their corresponding fair valuations. Also, there may be risk associated with the concentration of investments in one geographic region or in certain industries. These events are beyond the control of the Operating Company and cannot be predicted. Furthermore, the ability to liquidate investments and realize value is subject to uncertainties.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 5. Agreements

        On May 19, 2011, NMFC entered into a joinder agreement with respect to the Limited Liability Company Agreement, as amended and restated, of the Operating Company pursuant to which NMFC was admitted as a member of the Operating Company and agreed to acquire from the Operating Company a number of units of the Operating Company equal to the number of shares of common stock outstanding of NMFC. Additionally on May 19, 2011, in connection with the contribution by Guardian AIV of its units to AIV Holdings, AIV Holdings entered into a joinder agreement with respect to the Limited Liability Company Agreement, as amended and restated, of the Operating Company pursuant to which AIV Holdings was also admitted as a member of the Operating Company.

        The Operating Company entered into an investment advisory and management agreement, as amended and restated (the "Investment Management Agreement") with the Investment Adviser. Under the Investment Management Agreement, the Investment Adviser manages the day-to-day operations of, and provides investment advisory services to, the Operating Company. For providing these services, the Investment Adviser receives a fee from the Operating Company, consisting of two components—a base management fee and an incentive fee.

        The base management fee is calculated at an annual rate of 1.75% of the Operating Company's gross assets less (i) the borrowings under the SLF Credit Facility (as defined in Note 7, Borrowing Facilities) and (ii) cash and cash equivalents. The base management fee is payable quarterly in arrears, and is calculated based on the average value of the Operating Company's gross assets, borrowings under the SLF Credit Facility, and cash and cash equivalents at the end of each of the two most recently completed calendar quarters, and appropriately adjusted on a pro rata basis for any equity capital raises or repurchases during the current calendar quarter.

        The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20.0% of the Operating Company's "Pre-Incentive Fee Adjusted Net Investment Income" for the immediately preceding quarter, subject to a "preferred return", or "hurdle", and a "catch-up" feature. "Pre-Incentive Fee Net Investment Income" means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Operating Company receives from portfolio companies) accrued during the calendar quarter, minus the Operating Company's operating expenses for the quarter (including the base management fee, expenses payable under an administration agreement, as amended and restated (the "Administration Agreement"), with the Administrator, and any interest expense and distributions paid on any issued and outstanding preferred membership units (of which there are none as of December 31, 2013), but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that the Operating Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

        Under GAAP, NMFC's IPO did not step-up the cost basis of the Operating Company's existing investments to fair market value at the IPO date. Since the total value of the Operating Company's investments at the time of the IPO was greater than the investments' cost basis, a larger amount of

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 5. Agreements (Continued)

amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Operating Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Operating Company's investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as "Pre-Incentive Fee Adjusted Net Investment Income". The Operating Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains ("Adjusted Realized Capital Gains") or losses ("Adjusted Realized Capital Losses") and unrealized capital appreciation ("Adjusted Unrealized Capital Appreciation") and unrealized capital depreciation ("Adjusted Unrealized Capital Depreciation").

        Pre-Incentive Fee Adjusted Net Investment Income, expressed as a rate of return on the value of the Operating Company's net assets at the end of the immediately preceding calendar quarter, will be compared to a "hurdle rate" of 2.0% per quarter (8.0% annualized), subject to a "catch-up" provision measured as of the end of each calendar quarter. The hurdle rate is appropriately pro-rated for any partial periods. The calculation of the Operating Company's incentive fee with respect to the Pre-Incentive Fee Adjusted Net Investment Income for each quarter is as follows:

  •
  No incentive fee is payable to the Investment Adviser in any calendar quarter in which the Operating Company's Pre-Incentive Fee Adjusted Net Investment Income does not exceed the hurdle rate of 2.0% (the "preferred return" or "hurdle").

  •
  100.0% of the Operating Company's Pre-Incentive Fee Adjusted Net Investment Income with respect to that portion of such Pre-Incentive Fee Adjusted Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.5% in any calendar quarter (10.0% annualized) is payable to the Investment Adviser. This portion of the Operating Company's Pre-Incentive Fee Adjusted Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.5%) is referred to as the "catch-up". The catch-up provision is intended to provide the Investment Adviser with an incentive fee of 20.0% on all of the Operating Company's Pre-Incentive Fee Adjusted Net Investment Income as if a hurdle rate did not apply when the Operating Company's Pre-Incentive Fee Adjusted Net Investment Income exceeds 2.5% in any calendar quarter.

  •
  20.0% of the amount of the Operating Company's Pre-Incentive Fee Adjusted Net Investment Income, if any, that exceeds 2.5% in any calendar quarter (10.0% annualized) is payable to the Investment Adviser once the hurdle is reached and the catch-up is achieved.

        The second part will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Management Agreement) and will equal 20.0% of the Operating Company's Adjusted Realized Capital Gains, if any, on a cumulative basis from inception through the end of each calendar year, computed net of all Adjusted Realized Capital Losses and Adjusted

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 5. Agreements (Continued)

Unrealized Capital Depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

        In accordance with GAAP, the Operating Company accrues a hypothetical capital gains incentive fee based upon the cumulative net Adjusted Realized Capital Gains and Adjusted Realized Capital Losses and the cumulative net Adjusted Unrealized Capital Appreciation and Adjusted Unrealized Capital Depreciation on investments held at the end of each period. Actual amounts paid to the Investment Adviser are consistent with the Investment Management Agreement and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value.

        The Operating Company has revised its presentation of incentive fees on the Consolidated Statements of Assets, Liabilities and Members' Capital and the Consolidated Statements of Operations to disclose the two parts of the incentive fee incurred by the Operating Company for net investment income related incentive fees and capital gains related incentive fees.

        The following table summarizes the management fees and incentive fees incurred by the Operating Company for the years ended December 31, 2013, December 31, 2012 and December 31, 2011.

	Years ended December 31,
	2013	2012	2011(1)
Management fee	$14,905	$11,109	$4,938
Incentive fee, excluding accrued capital gains incentive fees	16,502	11,537	3,522
Accrued capital gains incentive fees(2)	3,229	4,407	—

(1)
For the period from May 19, 2011 (effective date of the Investment Management Agreement) to December 31, 2011.

(2)
As of December 31, 2013, approximately $1,113 of capital gains incentive fees was owed under the Investment Management Agreement, as cumulative net Adjusted Realized Capital Gains exceeded cumulative Adjusted Unrealized Capital Depreciation. As of December 31, 2012 and December 31, 2011, no actual capital gains incentive fee was owed under the Investment Management Agreement, as cumulative net Adjusted Realized Capital Gains did not exceed cumulative Adjusted Unrealized Capital Depreciation. As of December 31, 2013, December 31, 2012 and December 31, 2011, no payments have been made relating to the capital gains incentive fee.

        The Operating Company's Consolidated Statements of Operations below are adjusted as if the step-up in cost basis to fair market value had occurred at the IPO date, May 19, 2011.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 5. Agreements (Continued)

        The following Statement of Operations for the year ended December 31, 2013 is adjusted to reflect this step-up to fair market value.

	Year ended December 31, 2013		Stepped-up Cost Basis Adjustments	Adjusted year ended December 31, 2013
Investment income
Interest income(1)	$107,027		$(896)	$106,131
Dividend income	5,049		—	5,049
Other income	2,836		—	2,836

Total investment income	114,912		(896)	114,016

Total net expenses pre-incentive fee(2)	31,504		—	31,504

Pre-Incentive Fee Net Investment Income	83,408		(896)	82,512

Incentive fee(3)	19,731		—	19,731

Post-Incentive Fee Net Investment Income	63,677		(896)	62,781

Net realized gains (losses) on investments	7,253	(4)	(3,158)	4,095
Net change in unrealized appreciation of investments	7,994		4,054	12,048

Net increase in members' capital resulting from operations	$78,924			$78,924

(1)
Includes $3,428 in payment-in-kind interest from investments.

(2)
Includes expense waivers and reimbursements of $3,233.

(3)
For the year ended December 31, 2013, the Operating Company incurred total incentive fees of $19,731, of which $3,229 related to capital gains incentive fees on a hypothetical liquidation basis.

(4)
Includes $1,722 of realized gains on investments resulting from the modification of terms on one debt investment that was accounted for as an extinguishment.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 5. Agreements (Continued)

        The following Statement of Operations for the year ended December 31, 2012 is adjusted to reflect this step-up to fair market value.

	Year ended December 31, 2012	Stepped-up Cost Basis Adjustments	Adjusted year ended December 31, 2012
Investment income
Interest income	$83,646	$(3,476)	$80,170
Dividend income	812	—	812
Other income	1,328	—	1,328

Total investment income	85,786	(3,476)	82,310

Total expenses pre-incentive fee(1)	24,625	—	24,625

Pre-Incentive Fee Net Investment Income	61,161	(3,476)	57,685

Incentive fee(2)	15,944	—	15,944

Post-Incentive Fee Net Investment Income	45,217	(3,476)	41,741

Net realized gains (losses) on investments	18,851	(6,958)	11,893
Net change in unrealized appreciation of investments	9,928	10,434	20,362

Net increase in members' capital resulting from operations	$73,996		$73,996

(1)
Includes expense waivers and reimbursements of $2,460.

(2)
For the year ended December 31, 2012, the Operating Company incurred total incentive fees of $15,944, of which $4,407 related to capital gains incentive fees on a hypothetical liquidation basis.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 5. Agreements (Continued)

        The following Statement of Operations for the Operating Company for the period May 19, 2011 (effective date of the Investment Management Agreement) to December 31, 2011 is adjusted to reflect this step-up to fair market value.

	Period from May 19, 2011 to December 31, 2011	Stepped-up Cost Basis Adjustments	Adjusted period from May 19, 2011 to December 31, 2011
Investment income
Interest income	$38,836	$(2,019)	$36,817
Other income	670	—	670

Total investment income	39,506	(2,019)	37,487

Total expenses pre-incentive fee(1)	11,863	—	11,863

Pre-Incentive Fee Net Investment Income	27,643	(2,019)	25,624

Incentive fee(2)	3,522	—	3,522

Post-Incentive Fee Net Investment Income	24,121	(2,019)	22,102

Net realized gains (losses) on investments	3,298	(2,422)	876
Net change in unrealized (depreciation) appreciation of investments	(15,538)	4,441	(11,097)

Net increase in members' capital resulting from operations	$11,881		$11,881

(1)
Includes expense waivers and reimbursements of $2,186.

(2)
For the year ended December 31, 2011, the Operating Company had no incentive fees related to capital gains incentive fees on a hypothetical liquidation basis.

        The Companies have entered into an Administration Agreement with the Administrator under which the Administrator provides administrative services. The Administrator performs, or oversees the performance of, the Companies' financial records, prepares reports filed with the Securities and Exchange Commission, generally monitors the payment of the Companies' expenses, and watches the performance of administrative and professional services rendered by others. The Operating Company will reimburse the Administrator for the Companies' allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to the Companies under the Administration Agreement. Pursuant to the Administration Agreement and further restricted by the Operating Company, expenses payable to the Administrator by the Operating Company as well as other direct and indirect expenses (excluding interest, other credit facility expenses, trading expenses and management and incentive fees) have been capped at $3,500 for the time period from April 1, 2012 to March 31, 2013 and capped at $4,250 for the time period from April 1, 2013 to March 31, 2014.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 5. Agreements (Continued)

        The Operating Company has revised its presentation of expenses and expense waivers and reimbursements for the years ended December 31, 2012 and December 31, 2011. Expenses were previously presented net of waivers and reimbursements, which had been included parenthetically. The revised presentation shows total gross expenses with a separate reduction for expense waivers and reimbursements.

        The Operating Company incurred the following expenses in excess of the expense cap for the years ended December 31, 2013, December 31, 2012 and December 31, 2011:

	Years ended December 31,
	2013	2012	2011
Professional fees	$1,773	$1,070	$1,315
Administrative expenses	1,460	1,390	871
Other general and administrative expenses	—	—	—

Total expense waivers and reimbursements	$3,233	$2,460	$2,186

        As of December 31, 2013 and December 31, 2012, $459 and $534, respectively, of the expense waivers and reimbursements was receivable from an affiliate.

        The Companies, the Investment Adviser and the Administrator have also entered into a Trademark License Agreement, as amended, with New Mountain Capital, L.L.C., pursuant to which New Mountain Capital, L.L.C. has agreed to grant the Companies, the Investment Adviser and the Administrator, a non-exclusive, royalty-free license to use the "New Mountain" and the "New Mountain Finance" names. Under the Trademark License Agreement, as amended, subject to certain conditions, the Companies, the Investment Adviser and the Administrator will have a right to use the "New Mountain" and "New Mountain Finance" names, for so long as the Investment Adviser or one of its affiliates remains the investment adviser of the Operating Company. Other than with respect to this limited license, the Companies, the Investment Adviser and the Administrator will have no legal right to the "New Mountain" or the "New Mountain Finance" names.

        NMFC entered into a Registration Rights Agreement with AIV Holdings, Steven B. Klinsky (the Chairman of the Companies' board of directors), an entity related to Steven B. Klinsky and the Investment Adviser. Subject to several exceptions, AIV Holdings and the Investment Adviser have the right to require NMFC to register for public resale under the Securities Act of 1933, as amended (the "Securities Act of 1933"), all registerable securities that are held by any of them and that they request to be registered. Registerable securities subject to the Registration Rights Agreement are shares of NMFC's common stock issued or issuable in exchange for units and any other shares of NMFC's common stock held by AIV Holdings, the Investment Adviser and any of their transferees. The rights under the Registration Rights Agreement can be conditionally exercised by AIV Holdings or the Investment Adviser, meaning that prior to the effectiveness of the registration statement related to the shares, AIV Holdings or the Investment Adviser can withdraw their request to have the shares registered. AIV Holdings and the Investment Adviser may each assign their rights to any person that acquires registerable securities subject to the Registration Rights Agreement and who agrees to be

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 5. Agreements (Continued)

bound by the terms of the Registration Rights Agreement. Steven B. Klinsky and a related entity will have the right to "piggyback", or include their own registerable securities in such a registration. Shares held by AIV Holdings and Steven B. Klinsky were registered on a shelf registration statement on Form N-2.

        AIV Holdings and the Investment Adviser may require NMFC to use its reasonable best efforts to register under the Securities Act of 1933 all or any portion of these registerable securities upon a "demand request". The demand registration rights are subject to certain limitations.

        The Registration Rights Agreement includes limited blackout and suspension periods. In addition, AIV Holdings and the Investment Adviser may also require NMFC to file a shelf registration statement on Form N-2 for the resale of their registerable securities if NMFC is eligible to use Form N-2 at that time.

        Holders of registerable securities have "piggyback" registration rights, including AIV Holdings, which means that these holders may include their respective shares in any future registrations of NMFC's equity securities, whether or not that registration relates to a primary offering by NMFC or a secondary offering by or on behalf of any of NMFC's stockholders. AIV Holdings, the Investment Adviser and Steven B. Klinsky (and a related entity) have priority over NMFC in any registration that is an underwritten offering.

        AIV Holdings, the Investment Adviser and Steven B. Klinsky (and a related entity) will be responsible for the expenses of any demand registration (including underwriters' discounts or commissions) and their pro-rata share of any "piggyback" registration. NMFC has agreed to indemnify AIV Holdings, the Investment Adviser and Steven B. Klinsky (and a related entity) with respect to liabilities resulting from untrue statements or omissions in any registration statement filed pursuant to the Registration Rights Agreement, other than untrue statements or omissions resulting from information furnished to NMFC by such parties. AIV Holdings, the Investment Adviser and Steven B. Klinsky (and a related entity) have also agreed to indemnify NMFC with respect to liabilities resulting from untrue statements or omissions furnished by them to NMFC relating to them in any registration statement.

Note 6. Related Parties

        The Companies have entered into a number of business relationships with affiliated or related parties. NMFC and AIV Holdings own all the outstanding units of the Operating Company. As of December 31, 2013, NMFC and AIV Holdings own approximately 94.4% and 5.6%, respectively, of the units of the Operating Company.

        The Operating Company has entered into the Investment Management Agreement with the Investment Adviser, a wholly-owned subsidiary of New Mountain Capital. Therefore, New Mountain Capital is entitled to any profits earned by the Investment Adviser, which includes any fees payable to the Investment Adviser under the terms of the Investment Management Agreement, less expenses incurred by the Investment Adviser in performing its services under the Investment Management Agreement.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 6. Related Parties (Continued)

        The Companies have entered into an Administration Agreement with the Administrator, a wholly-owned subsidiary of New Mountain Capital. The Administrator arranges office space for the Companies and provides office equipment and administrative services necessary to conduct their respective day-to-day operations pursuant to the Administration Agreement. The Operating Company reimburses the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to the Companies under the Administration Agreement including rent, the fees and expenses associated with performing administrative, finance and compliance functions, and the compensation of the Companies' chief financial officer and chief compliance officer and their respective staffs. Pursuant to the Administration Agreement and further restricted by the Operating Company, expenses payable to the Administrator by the Operating Company as well as other direct and indirect expenses (excluding interest, other credit facility expenses, trading expenses and management and incentive fees) have been capped at $3,500 for the time period from April 1, 2012 to March 31, 2013 and capped at $4,250 for the time period from April 1, 2013 to March 31, 2014. The expense cap will expire on March 31, 2014. Thereafter, the Administrator may, in its own discretion, submit to the Operating Company for reimbursement some or all of the expenses that the Administrator has incurred on behalf of the Operating Company during any quarterly period. As a result, the amount of expenses for which the Operating Company will have to reimburse the Administrator may fluctuate in future quarterly periods and there can be no assurance given as to when, or if, the Administrator may determine to limit the expenses that the Administrator submits to the Operating Company for reimbursement in the future. However, it is expected that the Administrator will continue to support part of the expense burden of the Operating Company in the near future.

        The Companies, the Investment Adviser and the Administrator have entered into a royalty-free Trademark License Agreement, as amended, with New Mountain Capital, L.L.C., pursuant to which New Mountain Capital, L.L.C. has agreed to grant the Companies, the Investment Adviser and the Administrator, a non-exclusive, royalty-free license to use the name "New Mountain" and "New Mountain Finance".

        The Companies have adopted a formal code of ethics that governs the conduct of their respective officers and directors. These officers and directors also remain subject to the duties imposed by the 1940 Act, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

        The Investment Adviser and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole and in part, with the Operating Company' investment mandates. The Investment Adviser and its affiliates may determine that an investment is appropriate for the Operating Company and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, the Investment Adviser or its affiliates may determine that the Operating Company should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the Securities and Exchange Commission and its staff, and consistent with the Investment Adviser's allocation procedures.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 6. Related Parties (Continued)

        Concurrently with the IPO, NMFC sold an additional 2,172,000 shares of its common stock to certain executives and employees of, and other individuals affiliated with, New Mountain Capital in the Concurrent Private Placement.

Note 7. Borrowing Facilities

        Holdings Credit Facility—The Loan and Security Agreement, as amended and restated, dated May 19, 2011 (the "Holdings Credit Facility") among the Operating Company as the Borrower and Collateral Administrator, Wells Fargo Securities, L.L.C. as the Administrative Agent, and Wells Fargo Bank, National Association, as the Collateral Custodian, is structured as a revolving credit facility and matures on October 27, 2016, as amended on May 8, 2012. The Operating Company became a party to the Holdings Credit Facility upon the IPO of NMFC. The Holdings Credit Facility amends and restates the credit facility of the Predecessor Entities (the "Predecessor Credit Facility").

        The maximum amount of revolving borrowings available under the Holdings Credit Facility is $280,000, as amended on October 28, 2013. As of December 31, 2013, the Operating Company was permitted to borrow up to 45.0% or 25.0% of the purchase price of pledged first lien or non-first lien debt securities, and up to 70.0% and 45.0% of the purchase price of specified first lien debt securities and specified non-first lien debt securities, respectively, subject to approval by Wells Fargo Bank, National Association. The Holdings Credit Facility is collateralized by all of the investments of the Operating Company on an investment by investment basis. All fees associated with the origination or upsizing of the Holdings Credit Facility are capitalized on the Operating Company's Consolidated Statement of Assets, Liabilities, and Members' Capital and charged against income as other credit facility expenses over the life of the Holdings Credit Facility. The Holdings Credit Facility contains certain customary affirmative and negative covenants and events of default, including the occurrence of a change in control. In addition, the Holdings Credit Facility requires the Operating Company to maintain a minimum asset coverage ratio. However, the covenants are generally not tied to mark to market fluctuations in the prices of the Operating Company's investments, but rather to the performance of the underlying portfolio companies.

        The Holdings Credit Facility bears interest at a rate of the London Interbank Offered Rate ("LIBOR") plus 2.75% per annum, as amended on May 8, 2012, and charges a non-usage fee, based on the unused facility amount multiplied by the Non-Usage Fee Rate (as defined in the credit agreement).

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 7. Borrowing Facilities (Continued)

        The following table summarizes the interest expense and non-usage fees incurred by the Operating Company on the Holdings Credit Facility for the years ended December 31, 2013, December 31, 2012 and December 31, 2011.

	Years ended December 31,
	2013	2012	2011
Interest expense	$5,487	$4,172	$2,043
Non-usage fee	$367	$281	$608
Weighted average interest rate	2.9%	3.1%	3.2%
Average debt outstanding	$184,124	$133,600	$61,561

        The outstanding balance of Holdings Credit Facility as of December 31, 2013, December 31, 2012 and December 31, 2011 was $221,849, $206,938 and $129,038, respectively, and the Operating Company was not aware of any instances of non-compliance related to the Holdings Credit Facility on such dates.

        SLF Credit Facility—NMF SLF's Loan and Security Agreement, as amended and restated, dated October 27, 2010 (the "SLF Credit Facility") among NMF SLF as the Borrower, the Operating Company as the Collateral Administrator, Wells Fargo Securities, L.L.C. as the Administrative Agent, and Wells Fargo Bank, National Association, as the Collateral Custodian, is structured as a revolving credit facility and matures on October 27, 2016, as amended on May 8, 2012. The maximum amount of revolving borrowings available under the SLF Credit Facility is $215,000, as amended on December 18, 2012. The loan is non-recourse to the Operating Company and secured by all assets owned by the borrower on an investment by investment basis. All fees associated with the origination or upsizing of the SLF Credit Facility are capitalized on the Consolidated Statement of Assets, Liabilities, and Members' Capital and charged against income as other credit facility expenses over the life of the SLF Credit Facility. The SLF Credit Facility contains certain customary affirmative and negative covenants and events of default, including the occurrence of a change in control. The covenants are generally not tied to mark to market fluctuations in the prices of our investments, but rather to the performance of the underlying portfolio companies. Due to an amendment to the SLF Credit Facility on October 27, 2011, NMF SLF is no longer restricted from the purchase or sale of loans with an affiliate. Therefore, specified loans can be moved as collateral between the Holdings Credit Facility and the SLF Credit Facility.

        As of December 31, 2013, the SLF Credit Facility permits borrowings of up to 70.0% of the purchase price of pledged first lien debt securities and up to 25.0% of the purchase price of specified second lien loans, of which, up to 25.0% of the aggregate outstanding loan balance of all pledged debt securities in the SLF Credit Facility is allowed to be derived from second lien loans, subject to approval by Wells Fargo Bank, National Association, as amended on March 11, 2013.

        The SLF Credit Facility bears interest at a rate of LIBOR plus 2.00% per annum for first lien loans and 2.75% for second lien loans, respectively, as amended on March 11, 2013. A non-usage fee is paid, based on the unused facility amount multiplied by the Non-Usage Fee Rate (as defined in the credit agreement).

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 7. Borrowing Facilities (Continued)

        The following table summarizes the interest expense and non-usage fees incurred by the Operating Company on the SLF Credit Facility for the years ended December 31, 2013, December 31, 2012 and December 31, 2011.

	Years ended December 31,
	2013	2012	2011
Interest expense	$4,891	$4,274	$3,369
Non-usage fee	$3	$22	$94
Weighted average interest rate	2.3%	2.3%	2.5%
Average debt outstanding	$214,317	$181,395	$133,825

        The outstanding balance as of December 31, 2013, December 31, 2012 and December 31, 2011 was $214,668, $214,262 and $165,928, respectively, and NMF SLF was not aware of any instances of non-compliance related to the SLF Credit Facility on such dates.

        Leverage risk factors—The Operating Company utilizes and may utilize leverage to the maximum extent permitted by the law for investment and other general business purposes. The Operating Company's lenders will have fixed dollar claims on certain assets that are superior to the claims of the Operating Company's unit holders, and therefore NMFC's common stockholders, and the Operating Company would expect such lenders to seek recovery against these assets in the event of a default. The use of leverage also magnifies the potential for gain or loss on amounts invested. Leverage may magnify interest rate risk (particularly on the Operating Company's fixed-rate investments), which is the risk that the prices of portfolio investments will fall or rise if market interest rates for those types of securities rise or fall. As a result, leverage may cause greater changes in the Operating Company's net asset value. Similarly, leverage may cause a sharper decline in the Operating Company's income than if the Operating Company had not borrowed. Such a decline could negatively affect the Operating Company's ability to make dividend payments to its unit holders. Leverage is generally considered a speculative investment technique. The Operating Company's ability to service any debt incurred will depend largely on financial performance and will be subject to prevailing economic conditions and competitive pressures.

Note 8. Regulation

        NMFC and AIV Holdings have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as RICs under Subchapter M of the Code. In order to continue to qualify as RICs, among other things, NMFC and AIV Holdings are required to timely distribute to their stockholders at least 90.0% of investment company taxable income, as defined by the Code, for each year. NMFC and AIV Holdings, among other things, intend to make and continue to make the requisite distributions to their stockholders, which will generally relieve NMFC and AIV Holdings from U.S. federal, state, and local income taxes (excluding excise taxes which may be imposed under the Code). However, under certain circumstances, the distributions that the Operating Company makes to its members may not be sufficient for AIV Holdings to satisfy the annual distribution requirement necessary for AIV Holdings to continue to qualify as a RIC. In that case, it is expected that Guardian

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 8. Regulation (Continued)

AIV would consent to be treated as if it received distributions from AIV Holdings sufficient to satisfy the annual distribution requirement. Guardian AIV would be required to include the consent dividend in its taxable income as dividend from AIV Holdings, which would result in phantom (i.e., non-cash) taxable income to Guardian AIV.

        Additionally as BDCs, the Companies must not acquire any assets other than "qualifying assets" specified in the 1940 Act unless, at the time the acquisition is made, at least 70.0% of its total assets are qualifying assets (with certain limited exceptions).

Note 9. Commitments and Contingencies

        In the normal course of business, the Companies may enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Operating Company may also enter into future funding commitments such as revolving credit facilities, bridge financing commitments, or delayed draw commitments. As of December 31, 2013, the Operating Company had unfunded commitments on revolving credit facilities of $15,500, and no outstanding bridge financing commitments or other future funding commitments. The unfunded commitments on revolving credit facilities are disclosed on the Operating Company's Consolidated Schedule of Investments. As of December 31, 2012, the Operating Company had unfunded commitments on revolving credit facilities of $10,500 and no outstanding bridge financing commitments or other future funding commitments, all of which are disclosed on the Operating Company's Consolidated Schedule of Investments.

        The Operating Company also has revolving borrowings available under the Holdings Credit Facility and the SLF Credit Facility as of December 31, 2013. See Note 7, Borrowing Facilities, for details.

        The Operating Company may from time to time enter into financing commitment letters. As of December 31, 2013 and December 31, 2012, the Operating Company did not enter into any commitment letters to purchase debt investments, which could require funding in the future.

Note 10. Distributions

        Differences between taxable income and the results of operations for financial reporting purposes may be permanent or temporary in nature. Permanent differences are reclassified among capital accounts in the financial statements to reflect their tax character. Differences in classification may also result from the treatment of short-term gains as ordinary income for tax purposes. During the years ended December 31, 2013, December 31, 2012 and December 31, 2011, NMFC did not have any reclassifications of amounts for book purposes arising from permanent book/tax differences. During the years ended December 31, 2013, December 31, 2012 and December 31, 2011, AIV Holdings had

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 10. Distributions (Continued)

reclassifications of amounts for book purposes arising from permanent book/tax differences related to return of capital distributions and consent dividends, respectively.

	December 31, 2013		December 31, 2012		December 31, 2011
	NMFC	AIV Holdings	NMFC	AIV Holdings	NMFC	AIV Holdings
Undistributed net investment income	$—	$—	$—	$—	$—	$—
Distributions in excess of net realized gains	—	(21,821)	—	(9,707)	—	(1,536)
Additional paid-in-capital	—	21,821	—	9,707	—	1,536

        For federal income tax purposes, distributions paid to stockholders of NMFC and AIV Holdings are reported as ordinary income, return of capital, long term capital gains or a combination thereof. The tax character of distributions paid by NMFC and AIV Holdings for the years ended December 31, 2013, December 31, 2012 and December 31, 2011 were estimated to be as follows:

	Years ended December 31,
			2012		2011
	2013
				AIV Holdings		AIV Holdings
	NMFC	AIV Holdings	NMFC		NMFC
Ordinary income(non-qualified)	$44,778	$19,972	$26,218	$40,692	$8,944	$14,694
Ordinary income (qualified)	2,742	716	—	—	—	—
Capital gains	4,324	—	501	2,056	256	2,697
Return of capital	—	181,476	—	48,128	—	—

Total	$51,844	$202,164	$26,719	$90,876	$9,200	$17,391

        As of December 31, 2013, the costs of investments for NMFC and AIV Holdings for tax purposes were $642,704 and $68,547, respectively. As of December 31, 2012, the costs of investments for NMFC and AIV Holdings for tax purposes were $343,248 and $245,659, respectively. As of December 31, 2013, NMFC and AIV Holdings had capital loss carryforwards of approximately zero and $15,772, respectively.

        At December 31, 2013, December 31, 2012 and December 31, 2011, the components of distributable earnings on a tax basis differ from the amounts reflected per NMFC's and AIV Holdings' respective Statements of Assets and Liabilities by temporary book/tax differences primarily arising from differences between the tax and book basis of NMFC's and AIV Holdings' respective investment in the Operating Company and undistributed income.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 10. Distributions (Continued)

        As of December 31, 2013, December 31, 2012 and December 31, 2011, the components of accumulated earnings / (deficit) on a tax basis were as follows:

	Years ended December 31,
	2013		2012		2011
	NMFC	AIV Holdings	NMFC	AIV Holdings	NMFC	AIV Holdings
Accumulated capital gains / (losses)	$—	$(15,772)	$—	$—	$—	$—
Other temporary differences	10,070	(4,982)	7,942	(5,032)	—	—
Undistributed ordinary income	3,856	—	528	—	66	1,778
Unrealized (appreciation) / depreciation	2,346	(2,830)	(2,274)	(10,970)	823	(886)

Components of distributable earnings	$16,272	$(23,584)	$6,196	$(16,002)	$889	$892

        NMFC and AIV Holdings are subject to a 4.0% nondeductible federal excise tax on certain undistributed income unless NMFC and AIV Holdings distribute, in a timely manner as required by the Code, an amount at least equal to the sum of (1) 98.0% of their respective net ordinary income earned for the calendar year and (2) 98.2% of their respective capital gain net income for the one-year period ending October 31 in the calendar year. For the year ended December 31, 2012, both NMFC and AIV Holdings had no accrued estimated excise taxes. For the year ended December 31, 2013, NMFC and AIV Holdings accrued estimated excise taxes of $2.3 and zero, respectively.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 11. Stockholders' Equity

        The table below illustrates the effect of certain transactions on the capital accounts of NMFC:

	Common Stock
			Paid in Capital in Excess of Par	Undistributed Net Investment Income	Accumulated Undistributed Net Realized Gains	Net Unrealized Appreciation (Depreciation)	Total Stockholders' Equity
	Shares	Par Amount
Balance at December 31, 2010	—	$—	$—	$—	$—	$—	$—
Issuances of common stock in the IPO(1)	7,272,727	73	99,927	—	—	—	100,000
Issuances of common stock in private placement(2)	2,172,000	22	29,843	—	—	—	29,865
Issuances of common stock to New Mountain Guardian(3)	1,252,964	12	18,477	—	—	—	18,489
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	—	—	(3,998)	—	—	—	(3,998)
Dividends declared	—	—	—	(8,345)	(855)	—	(9,200)
Net increase in stockholders' equity resulting from operations	—	—	—	8,345	1,141	845	10,331

Balance at December 31, 2011	10,697,691	$107	$144,249	$—	$286	$845	$145,487
Issuances of common stock	13,628,560	136	191,561	—	—	—	191,697
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	—	—	(323)	—	—	—	(323)
Dividends declared	—	—	—	(19,792)	(6,927)	—	(26,719)
Net increase in stockholders' equity resulting from operations	—	—	—	19,792	7,593	4,399	31,784

Balance at December 31, 2012	24,326,251	$243	$335,487	$—	$952	$5,244	$341,926
Issuances of common stock	20,898,504	209	298,177	—	—	—	298,386
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	—	—	(281)	—	—	—	(281)
Dividends declared	—	—	—	(50,521)	(1,323)	—	(51,844)
Net increase in stockholders' equity resulting from operations	—	—	—	50,521	5,427	5,972	61,920

Balance at December 31, 2013	45,224,755	$452	$633,383	$—	$5,056	$11,216	$650,107

(1)
On May 19, 2011, NMFC priced its IPO of 7,272,727 shares of common stock at a public offering price of $13.75 per share.

(2)
Concurrently with the closing of the IPO and at the public offering price of $13.75 per share, NMFC sold an additional 2,172,000 shares of its common stock to certain executives and employees of, and other individuals affiliated with, New Mountain Capital in the Concurrent Private Placement.

(3)
On May 19, 2011, NMFC issued 1,252,964 share of common stock to New Mountain Guardian Partners, L.P. for their respective ownership interest in the Predecessor Entities.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 11. Stockholders' Equity (Continued)

        The table below illustrates the effect of certain transactions on the capital accounts of AIV Holdings:

	Common Stock
				Paid in Capital in Excess of Par	Undistributed Net Investment Income	Distributions In Excess of Net Realized Gains	Net Unrealized (Depreciation) Appreciation	Total Stockholder's Equity
	Shares	Par Amount
Balance at December 31, 2010	—	$—		$—	$—	$—	$—	$—
Issuance of common stock to New Mountain Guardian AIV, L.P.(2)	100	—	(1)	298,407	—	—	—	298,407
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	—	—		(7,559)	—	—	—	(7,559)
Dividends declared	—	—		—	(15,775)	(1,616)	—	(17,391)
Net increase (decrease) in stockholder's equity resulting from operations	—	—		—	15,775	2,158	(16,375)	1,558
Tax reclassifications related to consent dividends (See Note 10)	—	—		1,536	—	(1,536)	—	—

Balance at December 31, 2011	100	$—	(1)	$292,384	$—	$(994)	$(16,375)	$275,015
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	—	—		(241)	—	—	—	(241)
Dividends declared	—	—		—	(25,426)	(7,234)	—	(32,660)
Distribution to New Mountain Guardian AIV, L.P.	—	—		(57,835)	—	(381)	—	(58,216)
Net increase in stockholder's equity resulting from operations	—	—		—	25,426	11,640	7,049	44,115
Tax reclassifications related to return of capital distributions (See Note 10)	—	—		9,707	—	(9,707)	—	—

Balance at December 31, 2012	100	$—	(1)	$244,015	$—	$(6,676)	$(9,326)	$228,013
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	—	—		(50)	—	—	—	(50)
Dividends declared	—	—		—	(13,155)	(141)	—	(13,296)
Distribution to New Mountain Guardian AIV, L.P.	—	—		(203,793)	—	14,925	—	(188,868)
Net increase (decrease) in stockholder's equity resulting from operations	—	—		—	13,155	(13,099)	12,554	12,610
Tax reclassifications related to return of capital distributions (See Note 10)	—	—		21,821	—	(21,821)	—	—

Balance at December 31, 2013	100	$—	(1)	$61,993	$—	$(26,812)	$3,228	$38,409

(1)
As of December 31, 2013, December 31, 2012 and December 31, 2011, the par amount of the total common stock was $1.

(2)
On May 19, 2011, AIV Holdings issued 100 shares of common stock to New Mountain Guardian AIV, L.P. for their respective ownership interest in the Predecessor Entities.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 12. Earnings Per Share

        The following information sets forth the computation of basic and diluted net increase in NMFC's net assets per share resulting from operations for the year ended December 31, 2013, December 31, 2012 and the period from May 19, 2011 (commencement of operations) to December 31, 2011:

			May 19, 2011 (commencement of operations) to December 31, 2011
	Years ended December 31,
	2013	2012
Numerator for basic earnings per share:	$61,920	$31,784	$10,331
Denominator for basic weighted average share:	35,092,722	14,860,838	10,697,691

Basic earnings per share:	$1.76	$2.14	$0.97

Numerator for diluted earnings per share(a):	$78,924	$73,996	$11,881
Denominator for diluted weighted average share(b):	44,021,920	34,011,738	30,919,629

Diluted earnings per share:	$1.79	$2.18	$0.38

(a)
Includes the full income at the Operating Company for the period. For the period May 19, 2011 (commencement of operations) to December 31, 2011, NMFC's unrealized appreciation in the Operating Company resulting from the IPO is netted against AIV Holdings' unrealized depreciation in the Operating Company resulting from the IPO.

(b)
Assumes all AIV Holdings units in the Operating Company were exchanged for public shares of NMFC during the years ended December 31, 2013, December 31, 2012 and for the period from May 19, 2011 to December 31, 2011, respectively (see Note 1, Formation and Business Purpose).

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 13. Financial Highlights

        The following information sets forth the financial highlights for the Operating Company for the respective years ended December 31st.

	Years ended December 31,
	2013	2012	2011	2010	2009
Total return based on net asset value(a)	13.27%	16.61%	10.09%	26.54%	76.38%
Average net assets for the period	$630,156	$474,561	$361,031	$245,951	$195,467
Ratio to average net assets:
Net investment income	10.10%	9.53%	10.67%	15.23%	10.44%
Total expenses (gross)	8.64%	9.07%	5.59%	1.59%	0.72%
Total expenses (net of reimbursable expenses)	8.13%	8.55%	4.99%	1.59%	0.72%
Net assets, end of year	$688,516	$569,939	$420,502	$241,927	$239,441
Average debt outstanding—Holdings Credit Facility	$184,124	$133,600	$61,561	$68,343	$65,014
Average debt outstanding—SLF Credit Facility	$214,317	$181,395	$133,825	$27,672	N/A
Weighted average common membership units outstanding for the year	44,021,920	34,011,738	30,919,629 (b)	N/A	N/A
Asset coverage ratio	257.73%	235.31%	242.56%	307.43%	407.98%
Portfolio turnover	40.52%	52.02%	42.13%	76.69%	57.50%

N/A—Not applicable.

(a)
For the years ended December 31, 2013 and December 31, 2012, total return is calculated assuming a purchase at net asset value on the opening of the first day of the year and a sale at net asset value on the last day of the respective year. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at the net asset value on the last day of the respective quarter. For the year ended December 31, 2011, total return is calculated in two parts: (1) from the opening of the first day of the year to NMFC's IPO date, total return is calculated based on net income over weighted average net assets and (2) from NMFC's IPO date to the last day of the year, total return is calculated assuming a purchase at net asset value on NMFC's IPO date and a sale at net asset value on the last day of the year. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at the net asset value on the last day of the respective quarter. For the years ended December 31, 2010 and December 31, 2009, total return is the ratio of net income compared to capital, adjusted for capital contributions and distributions.

(b)
Weighted average common membership units outstanding presented from May 19, 2011 to December 31, 2011, as the fund became unitized on May 19, 2011, the IPO date.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 13. Financial Highlights (Continued)

	Years ended December 31,		May 19, 2011 (commencement of operations) to December 31, 2011
	2013	2012
Per unit data for the Operating Company(a):
Net asset value, January 1, 2013, January 1, 2012 and May 19, 2011(b), respectively	$14.06	$13.60	$14.08
Net investment income	1.45	1.33	0.78
Net realized and unrealized gains (losses)	0.35	0.84	(0.40)
Dividends from net investment income	(1.48)	(1.71)	(0.86)

Net increase (decrease) in net assets resulting from operations	0.32	0.46	(0.48)
Net asset value, December 31, 2013, December 31, 2012 and December 31, 2011, respectively	$14.38	$14.06	$13.60

(a)
Per unit data is based on weighted average common membership units outstanding.

(b)
Data presented from May 19, 2011 to December 31, 2011 as the fund became unitized on May 19, 2011, the IPO date.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 13. Financial Highlights (Continued)

        The following information sets forth the financial highlights for NMFC for the year ended December 31, 2013, December 31, 2012 and the period May 19, 2011 to December 31, 2011. The ratios to average net assets have been annualized for the period May 19, 2011 to December 31, 2011.

			May 19, 2011 (commencement of operations) to December 31, 2011
	Years ended December 31,
	2013	2012
Per share data(a):
Net asset value, January 1, 2013, January 1, 2012 and May 19, 2011(b), respectively	$14.06	$13.60	$13.50
Net increase (decrease) in net assets resulting from operations allocated from New Mountain Finance Holdings, L.L.C.:
Net investment income	1.45	1.33	0.78
Net realized and unrealized gains (losses)	0.35	0.84	(0.40)

Total net increase	1.80	2.17	0.38
Net change in unrealized appreciation (depreciation) of investment in New Mountain Finance Holdings, L.L.C.	—	—	0.58
Dividends declared	(1.48)	(1.71)	(0.86)

Net asset value, December 31, 2013, December 31, 2012 and December 31, 2011, respectively	$14.38	$14.06	$13.60

Per share market value, December 31, 2013, December 31, 2012 and December 31, 2011, respectively	$15.04	$14.90	$13.41

Total return based on market value(c)	11.62%	24.84%	4.16%
Total return based on net asset value(d)	13.27%	16.61%	2.82%
Shares outstanding at end of period	45,224,755	24,326,251	10,697,691
Average weighted shares outstanding for the period	35,092,722	14,860,838	10,697,691
Average net assets for the period	$502,822	$196,312	$147,766
Ratio to average net assets(e):
Total expenses allocated from New Mountain Finance Holdings, L.L.C.	8.13%	8.55%	5.79%
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	10.10%	9.53%	9.08%

(a)
Per share data is based on the summation of the per share results of operations items over the outstanding shares for the period in which the respective line items were realized or earned.

(b)
Data presented from May 19, 2011 to December 31, 2011 as the fund became unitized on May 19, 2011, the IPO date.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 13. Financial Highlights (Continued)

(c)
For the years ended December 31, 2013, December 31, 2012 and for the period May 19, 2011 to December 31, 2011, total return is calculated assuming a purchase of common stock at the opening of the first day of the years ended 2013 and 2012, and assuming a purchase of common stock at IPO, respectively, and a sale on the closing of the last day of the respective year. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under NMFC's dividend reinvestment plan.

(d)
Total return is calculated assuming a purchase at net asset value on the opening of the first day of the period and a sale at net asset value on the last day of the period. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at the net asset value on the last day of the respective quarter.

(e)
Ratio to average net assets for the years ended December 31, 2013 and December 31, 2012 is based on the summation of the results of operations items over the net assets for the period in which the respective line items were realized or earned.

        The following information sets forth the financial highlights for AIV Holdings for the year ended December 31, 2013, December 31, 2012 and the period May 19, 2011 to December 31, 2011. The ratios to average net assets have been annualized for the period May 19, 2011 to December 31, 2011.

	Years ended December 31,		May 19, 2011 (commencement of operations) to December 31, 2011
	2013	2012
Total return based on net asset value(a)	7.69%	18.04%	(5.44)%
Average net assets for the period	$127,334	$270,081	$279,323
Ratio to average net assets(b):
Total expenses allocated from New Mountain Finance Holdings, L.L.C.	8.13%	8.55%	5.79%
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	10.10%	9.53%	9.08%

(a)
For the years ended December 31, 2013, December 31, 2012 and for the period May 19, 2011 to December 31, 2011, total return is calculated assuming a purchase at net asset value on the opening of the first day of the period and a sale at net asset value on the last business day of the period. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at the net asset value on the last day of the respective quarter.

(b)
Ratio to average net assets for the years ended December 31, 2013 and December 31, 2012 is based on the summation of the results of operations items over the net assets for the period in which the respective line items were realized or earned.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 14. Selected Quarterly Financial Data (unaudited)

        The below selected quarterly financial data is for the Operating Company.

  (in thousands except for per unit data)

	Investment Income		Net Investment Income		Total Net Realized Gains and Net Changes in Unrealized Appreciation (Depreciation) of Investments		Net Increase (Decrease) in Capital Resulting from Operations
Quarter Ended	Total	Per Unit	Total	Per Unit	Total	Per Unit	Total	Per Unit
December 31, 2013	$28,645	$0.60	$15,848	$0.33	$3,213	$0.07	$19,061	$0.40
September 30, 2013	25,793	0.57	12,659	0.29	7,819	0.17	20,478	0.46
June 30, 2013	35,156	0.82	23,543	0.55	(8,719)	(0.21)	14,824	0.34
March 31, 2013	25,318	0.62	11,627	0.28	12,934	0.32	24,561	0.60
December 31, 2012	$24,713	$0.65	$13,522	$0.36	$3,478	$0.09	$17,000	$0.45
September 30, 2012	21,752	0.60	10,136	0.28	12,109	0.34	22,245	0.62
June 30, 2012	20,299	0.66	11,646	0.38	(561)	(0.02)	11,085	0.36
March 31, 2012	19,022	0.62	9,913	0.32	13,754	0.45	23,667	0.77
December 31, 2011	$17,127	$0.55	$9,540	$0.31	$8,317	$0.27	$17,857	$0.58
September 30, 2011	15,069	0.49	10,002	0.32	(21,255)	(0.68)	(11,253)	(0.36)
June 30, 2011	13,116	0.42	9,554	0.31	(899)	(0.03)	8,655	0.28
March 31, 2011	11,212	N/A	9,429	N/A	6,990	N/A	16,419	N/A
December 31, 2010	$9,820	N/A	$8,335	N/A	$7,978	N/A	$16,313	N/A
September 30, 2010	13,881	N/A	13,145	N/A	5,560	N/A	18,705	N/A
June 30, 2010	8,597	N/A	7,777	N/A	(5,349)	N/A	2,428	N/A
March 31, 2010	9,077	N/A	8,208	N/A	18,138	N/A	26,346	N/A
December 31, 2009	$7,617	N/A	$6,617	N/A	$1,617	N/A	$8,234	N/A
September 30, 2009	6,148	N/A	6,030	N/A	33,709	N/A	39,739	N/A
June 30, 2009	5,092	N/A	4,877	N/A	42,562	N/A	47,439	N/A
March 31, 2009	2,910	N/A	2,883	N/A	27,385	N/A	30,268	N/A

N/A—Not applicable, as the Operating Company was not unitized until May 19, 2011.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 14. Selected Quarterly Financial Data (unaudited) (Continued)

        The below selected quarterly financial data is for NMFC.

  (in thousands except for per share data)

	Net Investment Income allocated from the Operating Company		Total Net Realized and Unrealized Gains (Losses)		Net Increase (Decrease) in Net Assets Resulting from Operations
Quarter Ended	Total	Per Share	Total	Per Share	Total	Per Share
December 31, 2013	$14,826	$0.33	$3,119	$0.07	$17,945	$0.40
September 30, 2013	10,803	0.29	6,664	0.17	17,467	0.46
June 30, 2013	17,674	0.55	(6,682)	(0.21)	10,992	0.34
March 31, 2013	7,218	0.28	8,298	0.33	15,516	0.61
December 31, 2012	$7,759	$0.36	$2,047	$0.09	$9,806	$0.45
September 30, 2012	4,574	0.28	5,381	0.34	9,955	0.62
June 30, 2012	4,029	0.38	(194)	(0.02)	3,835	0.36
March 31, 2012	3,430	0.32	4,758	0.45	8,188	0.77
December 31, 2011	$3,301	$0.31	$2,877	$0.27	$6,178	$0.58
September 30, 2011	3,460	0.32	(7,353)	(0.68)	(3,893)	(0.36)
June 30, 2011	1,584	0.15	6,462	0.60	8,046	0.75
March 31, 2011	N/A	N/A	N/A	N/A	N/A	N/A

N/A—Not applicable, as NMFC did not commence operations until May 19, 2011.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 14. Selected Quarterly Financial Data (unaudited) (Continued)

        The below selected quarterly financial data is for AIV Holdings.

  (in thousands)

Quarter Ended	Net Investment Income allocated from the Operating Company	Total Net Realized and Unrealized Gains (Losses)	Net Increase (Decrease) in Net Assets Resulting from Operations
December 31, 2013	$1,022	$(1,614)	$(592)
September 30, 2013	1,855	1,156	3,011
June 30, 2013	5,869	(3,078)	2,791
March 31, 2013	4,409	2,991	7,400
December 31, 2012	$5,764	$1,431	$7,195
September 30, 2012	5,562	8,630	14,192
June 30, 2012	7,617	(367)	7,250
March 31, 2012	6,483	8,995	15,478
December 31, 2011	$6,240	$5,439	$11,679
September 30, 2011	6,542	(13,902)	(7,360)
June 30, 2011	2,994	(5,755)	(2,761)
March 31, 2011	N/A	N/A	N/A

N/A—Not applicable, as AIV Holdings did not commence operations until May 19, 2011.

Note 15. Recent Accounting Standards Updates

        In June 2013, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2013-08, Financial Services—Investment Companies (Topic 946)—Amendments to the Scope, Measurement and Disclosure Requirements ("ASU 2013-08"), which contains new guidance on assessing whether an entity is an investment company, requiring non-controlling ownership interests in investment companies to be measured at fair value and requiring certain additional disclosures. ASU 2013-08 is effective for interim and annual periods beginning after December 15, 2013. The adoption of ASU 2013-08 is not expected to have a material impact on the Companies' financial statements.

Note 16. Subsequent Events

        On January 27, 2014, NMFC announced that the U.S. Small Business Administration ("SBA") issued a "green light" letter inviting NMFC to continue its application process to obtain a license to form and operate a Small Business Investment Company ("SBIC") subsidiary. If approved, a SBIC license would provide NMFC with an incremental source of attractive long-term capital.

        Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license, and NMFC has received no assurance or indication from the SBA

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,
the Financial Statements of New Mountain Finance Corporation and the Financial Statements
of New Mountain Finance AIV Holdings Corporation (Continued)

December 31, 2013

(in thousands, except units/shares and per unit/share data)

Note 16. Subsequent Events (Continued)

that it will receive a SBIC license, or of the timeframe in which it would receive a license, should one ultimately be granted.

        On February 3, 2014, NMFC completed an underwritten secondary public offering of 2,325,000 shares of its common stock on behalf of a selling stockholder, AIV Holdings, at a public offering price of $14.70 per share. In connection with the underwritten secondary public offering, the underwriters purchased an additional 346,938 shares of NMFC's common stock from AIV Holdings with the exercise of the overallotment option to purchase up to an additional 346,938 shares of common stock. NMFC did not receive any proceeds from the sale of shares of NMFC's common stock by AIV Holdings. The Operating Company and NMFC did not bear any expenses in connection with this offering. The offering expenses were borne by the selling stockholder, AIV Holdings. As of February 3, 2014, AIV Holdings no longer owns any units of the Operating Company and NMFC owns 100.0% of the outstanding units of the Operating Company. As a result, the Companies' current organizational structure may be collapsed or simplified in the future.

        On March 4, 2014, the Operating Company's board of directors, and subsequently NMFC's board of directors, declared a first quarter 2014 distribution of $0.34 per unit/share payable on March 31, 2014 to holders of record as of March 17, 2014.

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EXHIBIT 99.1
TABLE OF CONTENTS
New Mountain Finance Holdings, L.L.C Consolidated Statements of Operations (in thousands) (unaudited)
New Mountain Finance Holdings, L.L.C Consolidated Statements of Cash Flows (in thousands) (unaudited)